UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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NETAPP, INC.
(Name of Registrant as Specified In Its Charter)
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NETAPP, INC.
495 East Java Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 14, 2009

You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of NetApp, Inc., a Delaware corporation (“NetApp” or “Company”), which will be held on October 14, 2009, at 3:00 p.m. local time, at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089. We are holding the Annual Meeting for the following purposes:

1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: Daniel J. Warmenhoven, Thomas Georgens, Nicholas G. Moore, Jeffry R. Allen, Alan L. Earhart, Mark Leslie, Nicholas G. Moore, George T. Shaheen, Donald T. Valentine and Robert T. Wall;

2. To approve an amendment to the 1999 Stock Option Plan (the “1999 Plan”) to modify the number of shares of Company common stock (“Shares”) that may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs;

3. To approve an amendment to the Automatic Option Grant Program (the “Program”) contained in the 1999 Plan which permits the Plan Administrator to implement an election program so that a nonemployee director may elect to receive his or her automatic equity grants either in the form of all stock options or in a combination of stock options and restricted stock units;

4. To approve an amendment to the Company’s Employee Stock Purchase Plan (“Purchase Plan”) to increase the share reserve by an additional 6,700,000 shares of common stock;

5. To approve an amendment and restatement of our Executive Compensation Plan (“Compensation Plan”) to provide the plan administrator with discretion to determine the length of any performance period under the Compensation Plan, while still retaining the deductibility of the compensation pursuant to Section 162(m), and to limit the maximum award that any participant may receive pursuant to the Compensation Plan to $5,000,000 in any fiscal year; and

6. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 30, 2010.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on August 17, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

In accordance with the Securities and Exchange Commission (“SEC”) rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about August 26, 2009, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify the Web site where the proxy materials will be made available; the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a Web site where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has voted over the Internet, by telephone or returned a completed proxy card.

Thank you for your participation.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas Georgens
Chief Executive Officer and President

Sunnyvale, California
August 20, 2009

YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held October 14, 2009
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NETAPP, INC. To Be Held October 14, 2009
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL NO. 2 AMENDMENT TO MODIFY THE NUMBER OF SHARES ISSUED PURSUANT TO THE STOCK ISSUANCE, AND PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAMS UNDER THE COMPANY’S 1999 STOCK OPTION PLAN
AMENDED PLAN BENEFITS 1999 Plan
PROPOSAL NO. 3:
PROPOSAL NO. 4:
AMENDED PLAN BENEFITS Employee Stock Purchase Plan
PROPOSAL NO. 5:
AMENDED PLAN BENEFITS Executive Compensation Plan
PROPOSAL NO. 6:
SECURITY OWNERSHIP OF CERTAIN
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
NONQUALIFIED DEFERRED COMPENSATION
AUDIT COMMITTEE REPORT
AUDITOR FEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS WITH RELATED PARTIES
OTHER BUSINESS
FORM 10-K

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
NETAPP, INC.
To Be Held October 14, 2009

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board” or “Board of Directors”) of the Company, of proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on October 14, 2009, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record on August 17, 2009 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m. local time at the Company’s headquarters, 495 East Java Drive, Sunnyvale, California 94089.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be available to stockholders on or about August 20, 2009.

Record Date and Shares Outstanding

The close of business on August 17, 2009 was the record date to determine the stockholders who will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, the Company had approximately 336,223,737 shares of its common stock outstanding and entitled to vote at the Annual Meeting and approximately 934 registered stockholders. No shares of the Company’s preferred stock were outstanding. Each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on August 17, 2009.

Quorum Requirement

A majority of the shares of common stock issued and outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Votes Required for Proposals

For Proposal No. 1, the 9 director nominees receiving the highest number of affirmative votes will be elected. Approval of each of Proposal Nos. 2, 3, 4, 5 and 6 requires the affirmative vote of a majority of the number of Votes Cast. Votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., the independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes. Voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2010, which will be filed with the SEC.

Abstentions and Broker Nonvotes

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (1) the presence or absence of a quorum for the transaction of business and (2) the total number of shares entitled to vote in person or by proxy at the Annual Meeting (Votes Cast) with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact on the election of directors once a quorum exists.

Broker nonvotes (that is, votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker nonvotes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker nonvote will make a quorum more readily attainable, but the broker nonvote will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, at its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors (Proposal No. 1) and the proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year (Proposal No. 6) should be treated as routine matters. To the extent your brokerage firm votes your shares on your behalf on these two proposals, your shares also will be counted as present for the purpose of determining a quorum. The proposals to approve Proposal Nos. 2, 3, 4 and 5 are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares.

Methods of Voting

Stockholders may vote by proxy. The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote in person at the Annual Meeting; and (4) finally, you may request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope that will be provided. Each stockholder is entitled to one vote on all matters presented at the Annual Meeting for each share of common stock held by such stockholder. Stockholders do not have the right to cumulate their votes for the election of directors.

If a proxy card is voted by telephone or Internet or signed and returned by mail, without choices specified, in the absence of contrary instructions, subject to the limitations described in Rule 14a-4(d)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the shares of common stock represented by such proxy will be voted FOR Proposal Nos. 1, 2, 3, 4, 5 and 6 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. Copies of solicitation material will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $10,000 plus reimbursement of expenses.

Annual Report

The Notice of Annual Meeting, this Proxy Statement and the Annual Report of the Company for the fiscal year ended April 24, 2009 have been made available to all stockholders entitled to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. The Annual Report is posted at the following Web site address: http://investors.netapp.com/

Stockholder Proposals

The Company’s stockholders may submit proposals that they believe should be voted upon at the Company’s 2010 Annual Meeting of Stockholders. Stockholders may also recommend candidates for election to our Board of Directors for such Annual Meeting (See “Corporate Governance and Nominating/Corporate Governance Committee”).

Pursuant to Rule 14a-8 under the Exchange Act and subject to the requirements of our bylaws, stockholder proposals may be included in our 2010 proxy statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, no later than April 28, 2010, which is the date 120 calendar days prior to the anniversary of the mailing date of the proxy statement for the fiscal 2009 Annual Meeting.

Alternatively, under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the meeting but does not seek to include in the Company’s proxy materials for the 2010 Annual Meeting (whether or not it relates to nominations to the Company’s Board of Directors) must be received by the Corporate Secretary (at the address specified in the immediately preceding paragraph) not less than 120 calendar days prior to the date of the 2010 Annual Meeting. The stockholder’s submission must include the information specified in the bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please (i) mark the designated box on your Proxy Card, (ii) follow the instructions provided when you vote over the Internet, or (iii) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, 9 directors constituting the entire Board are to be elected to serve until the next Annual Meeting of Stockholders or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors. It is intended that the proxies will be voted for the 9 nominees named below for election to the Company’s Board unless authority to vote for any such nominee is withheld. There are 9 nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The 9 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than 9 nominees.

Nominees

The nominees for directors of the Company, and their ages as of June 26, 2009, are as follows:

Name	Age	Position

Daniel J. Warmenhoven	58	Executive Chairman and Chairman of the Board
Nicholas G. Moore*	67	Lead Independent Director
Jeffry R. Allen*	57	Director
Alan L. Earhart*	65	Director
Thomas Georgens	49	Chief Executive Officer, President and Director
Mark Leslie*	63	Director
George T. Shaheen*	64	Director
Donald T. Valentine*	77	Director
Robert T. Wall*	64	Director

*	Independent Directors.

DANIEL J. WARMENHOVEN has been a member of the Board of Directors since October 1994 and was appointed Chairman of the Board of Directors in March 2008. Mr. Warmenhoven currently serves as Executive Chairman of the Company and was Chief Executive Officer from October 1994 to August 2009. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including president, chief executive officer, and chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications equipment company, from November 1989 to January 1994. Prior to Network Equipment Technologies, Mr. Warmenhoven held executive and managerial positions at Hewlett-Packard from 1985 to 1989 and IBM Corporation from 1972 to 1985. Mr. Warmenhoven is a Director of Aruba Networks, Inc., sits on the Bechtel Board of Counselors, is vice chairman of the board of the Tech Museum of Innovation in San Jose, CA and is a trustee of Bellarmine College Preparatory in San Jose, CA. Mr. Warmenhoven holds a BS degree in electrical engineering from Princeton University.

NICHOLAS G. MOORE has been a member of the Board since April 2002 and Lead Independent Director since August 2009. Mr. Moore served as Global Chairman of PricewaterhouseCoopers from July 1998 until June 2001, and Chief Executive Officer of PricewaterhouseCoopers LLP from July 1998 until June 2000. Prior to that, he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it was merged into PricewaterhouseCoopers LLP. Mr. Moore is a member of the board of Wells Fargo, Gilead Sciences and Bechtel Corporation. Mr. Moore received a BS degree in accounting from St. Mary’s College and a JD degree from Hastings College of Law, University of California.

JEFFRY R. ALLEN has been a member of the Board since May 2005. Prior to joining the Board, Mr. Allen was the Executive Vice President of Business Operations at the Company. Mr. Allen joined the Company in 1996 as the Chief Financial Officer and Vice President of Finance and Operations. Before coming to the Company, Mr. Allen served as Senior Vice President of Operations for Bay Networks, where he was responsible for manufacturing and distribution functions. From 1990 to 1995, he held the position of Controller for SynOptics Communications and subsequently became Vice President and Controller for Bay Networks, the new company created via the merger of SynOptics and Wellfleet Communications. Previously, Mr. Allen had a 17-year career at Hewlett-Packard Company, where he served in a variety of financial, information systems, and financial management positions, including controller for the Information Networks Group. Mr. Allen holds a BS degree from San Diego State University.

ALAN L. EARHART has been a member of the Board since December 2008. He has more than three decades of financial and accounting expertise that includes close involvement with many technology companies, including Cisco Systems, Legato, Varian and Polycom. A former PricewaterhouseCoopers office managing partner, he began his career as a certified public accountant in 1970 with Coopers & Lybrand’s San Francisco office. There he rose through the company to become regional managing partner before its merger with Price Waterhouse. After the merger, he was named managing partner for PricewaterhouseCoopers’ Silicon Valley offices. In addition, he previously served as chair of Coopers & Lybrand’s National Venture Capital Industry Group. Mr. Earhart, who retired from PricewaterhouseCoopers in 2001, also serves on the board of directors of Brocade Communication Systems, Inc. and Rovi Corporation (formerly known as Macrovision Solutions Corporation). Mr. Earhart is currently an independent consultant and retired partner of PricewaterhouseCoopers.

THOMAS GEORGENS is the Company’s Chief Executive Officer and President and has been a member of the Board since March 2008. Mr. Georgens joined the Company in 2005 and served as the Company’s Executive Vice President of Product Operations from January 2007 until February 2008 and as President and Chief Operating Officer from February 2008 until August 2009. Prior to January 2007, Mr. Georgens served as the Company’s Executive Vice President and General Manager of Enterprise Storage Systems. Before joining the Company, Mr. Georgens spent nine years at Engenio, a subsidiary of LSI Corporation, the last two years as Chief Executive Officer. He has also served in various other positions, including President of LSI Corporation Storage Systems and Executive Vice President of LSI Corporation. Prior to Engenio, Mr. Georgens spent 11 years at EMC in a variety of engineering and marketing positions. Mr. Georgens holds a BS degree and an ME degree in computer and systems engineering from Rensselaer Polytechnic Institute as well as an MBA degree from Babson College.

MARK LESLIE has been a member of the Board since July 2004 and has served as the managing director of Leslie Ventures since 2001. Mr. Leslie was the founding CEO of Veritas Software. He joined the board of Directors of Veritas Software in May of 1988, and became the Chairman, President and CEO when Veritas was restarted as a software company in 1990. Mr. Leslie currently serves on the boards of a number of privately held high-technology corporations, including, Doostang, Librato Software, Model N Software, Servo Software, SeaMicro Systems, Sugar CRM, Wall Street Systems and Xsigo Systems, and is on the boards of non-profit organizations Leslie Family Foundation, Chairman of the NYU Science Advisory Board and NYU FAS Board of Overseers. Mr. Leslie has been a lecturer at Stanford Graduate School of Business since 2001, teaching courses in entrepreneurship and sales. Mr. Leslie received a BA degree in physics and mathematics from New York University in 1966 and completed Harvard Business School’s program for management development in 1980.

GEORGE T. SHAHEEN has been a member of the Board since June 2004. He was the Chief Executive Officer of Siebel Systems, Inc. from April 2005 until January 2006. He was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He then served as the CEO and Chairman of the Board of Webvan Group, Inc. from 1999 to 2001. Mr. Shaheen serves on the boards of 24/7 Customer, newScale, Voxify, PRA International, and Univita. He is a member of the Advisory Board of the Marcus & Millichap Company and the Strategic Advisory Board of Genstar Capital. He has served as an IT Governor of the World Economic Forum and he has served as a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a BS degree and MBA from Bradley University.

DONALD T. VALENTINE has been a member of the Board since 1994 and Lead Independent Director since January 2008. Mr. Valentine was Chairman of the Board of Directors from September 1994 to January 2008. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. Mr. Valentine holds a BA degree from Fordham University.

ROBERT T. WALL has been a member of the Board since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was a founder and, from November 2000 to December 2006, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company that was acquired by QUALCOMM, Inc. in December 2006. From June 1997 to November 1998, he was Chief Executive Officer and a member of the board of directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President, and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. Mr. Wall has been a member of the Board of Trustees of the Fine Arts Museums of San Francisco since June 2007 and a member of the Visiting Committee, Arts of Africa, Oceania, and the Americas at the Metropolitan Museum of Art in New York since March 2007. He received an AB degree in economics from De Pauw University and an MBA degree from Harvard Business School.

CORPORATE GOVERNANCE

The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC and NASDAQ.

In particular:

Independent Directors

•	A majority of our Board members is independent of the Company and its management as defined by the NASDAQ Stock Market (“NASDAQ”).

•	The nonemployee directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

•	The Lead Independent Director is a nonemployee member and independent (as defined by the NASDAQ rules).

Nominating/Corporate Governance Committee

•	All the members of the Nominating/Corporate Governance Committee meet all the applicable requirements for independence from Company management and requirements for financial literacy.

•	The Nominating/Corporate Governance Committee has adopted a charter that meets applicable NASDAQ standards. The charter is located at: http://investors.netapp.com/governance.cfm.

•	The Board has adopted nomination guidelines for the identification, evaluation and further nomination of candidates for director.

•	The Nominating/Corporate Governance Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination.

•	If the Nominating/Corporate Governance Committee wants to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees.

•	In evaluating the suitability of each candidate, the Nominating/Corporate Governance Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (1) independence, (2) integrity, (3) qualifications that will increase overall Board effectiveness and (4) should meet other requirements as may be required by applicable rules, such as financial literacy or expertise for Audit Committee members.

•	The Nominating/Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination, provided that the Company does not consider nominees recommended by stockholders unless such stockholders have continuously held at least 5% of the outstanding shares of the Company’s voting securities for at least 12 months prior to the date on which the recommendation is submitted.

•	A stockholder who desires to recommend a candidate for election to the Board shall direct the recommendation in writing to NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089, Attention: Corporate Secretary and must include the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and NetApp, Inc. within the last three years and evidence of the nominating person’s ownership of Company stock.

Compensation Committee

•	All the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable NASDAQ and Internal Revenue Service rules.

•	The Compensation Committee has adopted a charter that meets applicable NASDAQ standards and is available on http://investors.netapp.com/governance.cfm.

•	Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

•	Director compensation guidelines are determined by the Compensation Committee as defined by our Corporate Governance Guidelines.

Audit Committee

•	The Board’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act.

•	The Audit Committee has established policies and procedures that are consistent with the SEC and NASDAQ requirements for auditor independence.

•	Audit Committee members all meet the applicable requirements for independence from Company management and requirements for financial literacy.

•	Each member of the Audit Committee has the requisite financial management expertise.

•	Deloitte & Touche LLP, our independent auditors, reports directly to the Audit Committee.

•	The internal audit function of the Company reports directly to the Audit Committee.

•	The Audit Committee Charter is available at http://investors.netapp.com/governance.cfm.

Stockholder Meeting Attendance Policy for Directors

•	The Annual Meeting of Stockholders meeting is typically scheduled on the same day as a Board of Directors meeting and a majority of the Directors typically attend the Annual Meeting of Stockholders. Last year, 100% of the Directors attended the Annual Meeting of Stockholders.

Stockholder Approval of Equity Compensation Plans

•	The Company requires stockholder approval of all equity compensation plans.

Code of Business Conduct and Ethics

•	The Company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

•	All employees are required to affirm in writing their understanding and acceptance of the code.

•	All employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

•	The Code of Business Conduct and Ethics is posted on the Company’s internal Web site at http://www.netapp.com.

Personal Loans to Executive Officers and Directors

•	The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them whether by mail or express mail, c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089. Employees and others who wish to contact the Board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using this address and designating the communication as “confidential.”

Meetings and Committees of the Board of Directors

The Board of Directors held eight regular meetings and five special meetings during fiscal 2009. Each member of the Board of Directors during fiscal 2009 attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during such period and (2) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers, directors or nominees of the Company. The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee, an Investment Committee and a Compensation Committee.

During fiscal 2009, the Board consisted of 11 members. On April 1, 2009, Carol Bartz, one of the Company’s independent directors, resigned from the Board and the Board amended the Company’s bylaws to reduce the number of Board seats from 11 to 10. On July 17, 2009, Edward Kozel, also one of the Company’s independent directors, notified the Company that, due to personal time constraints and other commitments, he does not intend to stand for re-election to the Company’s board of directors. On August 17, 2009, the Board approved an amendment to the bylaws, effective immediately prior to the Annual Meeting, to reduce the number of Board seats from 10 to 9.

The members of the committees for fiscal 2009 are identified in the following table:

Nominating/Corporate
Director	Audit	Investment	Compensation	Governance

Daniel J. Warmenhoven
Donald T. Valentine				Chair
Jeffry R. Allen		Chair
Alan L. Earhart	X	X
Thomas Georgens
Edward Kozel*			X
Mark Leslie		X		X
Nicholas G. Moore	Chair			X
George T. Shaheen	X
Robert T. Wall		X	Chair	X

*	Mr. Kozel is not standing for re-election to the Board.

During fiscal 2009, the Audit Committee was composed of Directors Shaheen, Earhart, and Moore, all of whom are independent in accordance with the requirements of applicable SEC and NASDAQ rules and regulations. The Company’s Board has determined that Mr. Moore and Mr. Earhart qualify as “audit committee financial experts” under the rules and regulations of the SEC. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s auditors, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter, which can be found on the Company’s Web site at www.netapp.com. The Audit Committee of the Board of Directors held nine regular and five special meetings during fiscal 2009.

During fiscal 2009, the Nominating/Corporate Governance Committee was composed of Directors Moore, Leslie and Valentine, all of whom are independent in accordance with applicable NASDAQ rules, and former Director Bartz, who was independent in accordance with such rules during her tenure on the committee. Mr. Wall was appointed to the Nominating/Corporate Governance Committee following Ms. Bartz’s resignation from the committee. The committee evaluates and recommends to the Board of Directors candidates for Board membership and considers nominees recommended by stockholders. The committee also develops and recommends corporate governance policies and other governance guidelines and procedures to the Board of Directors. The Nominating/Corporate Governance Committee held one meeting during fiscal 2009.

During fiscal 2009, the Investment Committee was composed of Directors Allen, Earhart, Leslie, and Wall and Director Kozel, who, as noted above, has decided not to stand for reelection as a director. The Investment Committee was formed for the purpose of reviewing, evaluating, and approving acquisitions and divestitures for the Company. The Investment Committee held seven meetings during fiscal 2009.

During fiscal 2009, the Compensation Committee was composed of Directors Wall and Kozel, both of whom are independent in accordance with applicable NASDAQ rules, and former Director Bartz, who was independent in accordance with such rules during her tenure on the committee. Mr. Wall succeeded Ms. Bartz as Chair of the Compensation Committee. The Compensation Committee establishes salaries, incentive compensation programs, and other forms of compensation for officers; creates the compensation guidelines under which management establishes salaries for nonofficers and other employees of the Company; and administers the incentive compensation and benefit plans of the Company. The Compensation Committee of the Board of Directors held eight meetings during fiscal 2009. In addition, the Committee approved stock option and award grants as needed by means of unanimous written consents.

On August 17, 2009, the Board of Directors appointed new committee members as follows:

Nominating/Corporate
Director	Audit	Investment	Compensation	Governance

Daniel J. Warmenhoven
Thomas Georgens
Nicholas G. Moore				Chair
Jeffry R. Allen	X	Chair
Alan L. Earhart	Chair	X		X
Edward Kozel*		X	X
Mark Leslie		X		X
George T. Shaheen	X		X
Donald T. Valentine				X
Robert T. Wall		X	Chair	X

*	Mr. Kozel is not standing for re-election to the Board.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation and form of compensation for nonemployee directors annually and recommends changes to the Board when appropriate. The nonemployee directors receive annual retainers and stock options for their service on the Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of the Board.

The table below summarizes the total compensation paid by the Company to the nonemployee directors for the fiscal year ended April 24, 2009.

					Change in
					Pension
					Value and
	Fees Earned			Nonequity	Nonqualified
	or Paid	Stock		Incentive Plan	Deferred	All Other
	in Cash	Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)	($)(2)(3)(4)	($)	Earnings	($)	($)

Donald T. Valentine	$73,000	—	$297,838	—	—	—	$370,838
Jeffry R. Allen	$57,000	—	$318,678	—	—	—	$375,678
Carol A. Bartz	$72,500	—	$248,198	—	—	—	$320,698
Alan L. Earhart	$68,000	—	$230,150	—	—	—	$298,150
Edward Kozel	$61,000	—	$311,987	—	—	—	$372,987
Mark Leslie	$59,500	—	$204,674	—	—	—	$264,174
Nicholas G. Moore	$86,500	—	$248,198	—	—	—	$334,698
George Shaheen	$65,000	—	$202,674	—	—	—	$267,674
Robert T. Wall	$66,000	—	$198,832	—	—	—	$264,832

(1)	Fees earned represent annual retainers and committee fees.

(2)	The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS123R for option awards for the fiscal year ended April 24, 2009. The amounts disregard estimates of forfeitures that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for option awards that were granted in fiscal 2009 as well as prior years. Assumptions used in the valuations of these awards are included in Note 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009, as filed with the SEC on June 17, 2009. These amounts do not necessarily represent the actual value that may be realized by the nonemployee director.

(3)	The nonemployee directors had options to purchase the following number of shares of common stock outstanding as of April 24, 2009:

# of Outstanding
Name	Options (in Shares)

Donald T. Valentine	250,000
Jeffry R. Allen	1,034,414
Carol A. Bartz	125,000
Alan L. Earhart	110,000
Edward Kozel	95,000
Mark Leslie	130,000
Nicholas G. Moore	115,000
George Shaheen	130,000
Robert T. Wall	165,000

(4)	The nonemployee directors received stock option grants to purchase shares of the Company’s common stock in fiscal 2009 with the following fair values calculated as of the grant date in accordance with FAS 123R:

	Stock Option Grants		Exercise	Fair
Name	(in Shares)	Grant Date	Price ($)	Value ($)

Donald T. Valentine	30,000	September 2, 2008	$25.08	$256,029
Jeffry R. Allen	25,000	September 2, 2008	25.08	213,357
Carol A. Bartz	25,000	September 2, 2008	25.08	213,357
Alan L. Earhart	20,000	September 2, 2008	25.08	170,686
Edward Kozel	20,000	September 2, 2008	25.08	170,686
Mark Leslie	20,000	September 2, 2008	25.08	170,686
Nicholas G. Moore	25,000	September 2, 2008	25.08	213,357
George Shaheen	20,000	September 2, 2008	25.08	170,686
Robert T. Wall	20,000	September 2, 2008	25.08	170,686
Robert T. Wall	5,000	April 23, 2009	18.36	35,771

Summary of Director Compensation Policy for Fiscal Year 2009

The following table sets forth a summary of our total compensation policy for our nonemployee directors for fiscal year 2009:

	Annual	Equity Grant/Stock Options
Position	Cash Retainer	Initial Grant	Annual Grant

Board Member	$50,000	55,000	20,000
Lead Independent Director	$10,000	—	5,000
Audit Committee:
Chairperson	$30,000	—	5,000
Member	$15,000	—	—
Compensation Committee:
Chairperson	$16,000	—	5,000
Member	$8,000	—	—
Nominating/Corporate Governance:
Chairperson	$13,000	—	5,000
Member	$6,500	—	—
Investment Committee:
Chairperson	$7,000	—	5,000
Member	$3,000	—	—

Nonemployee directors are eligible to receive stock options under the Automatic Option Grant Program in effect under the 1999 Plan, under which option grants to purchase shares of common stock are made automatically upon such director’s first election or appointment, and at each Annual Stockholders Meeting thereafter to directors who are re-elected and continue to serve, at an exercise price equal to 100% of the fair market value of the option shares on the grant date. Nonemployee directors who served as the Chair of one of the committees of the Board received an additional stock option grant under the Discretionary Grant Program under the 1999 Plan with a per share exercise price equal to the fair market value on the date of the grant. Each option grant has a term of seven years measured from the grant date, subject to earlier termination following the Director’s cessation of service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the Director cease service prior to vesting in those shares. The shares subject to each such share grant will vest (and the Company’s repurchase right as to those shares will terminate) upon the Director’s completion of one term of service measured from the grant date and continuing through the day immediately preceding the next Annual Stockholders Meeting.

At the 2008 Annual Stockholders Meeting held on September 2, 2008, each of the following individuals reelected as a nonemployee Board member at that meeting received an option grant for the number of shares indicated below as compensation for his or her services as a Board member, Lead Independent Director or Committee Chairperson, as applicable, in accordance with our director compensation policy described above:

	Stock Option Grants		Exercise
Name	(in Shares)	Grant Date	Price ($)(1)

Donald T. Valentine	30,000	September 2, 2008	$25.08
Jeffry R. Allen	25,000	September 2, 2008	25.08
Carol A. Bartz	25,000	September 2, 2008	25.08
Alan L. Earhart	20,000	September 2, 2008	25.08
Edward Kozel	20,000	September 2, 2008	25.08
Mark Leslie	20,000	September 2, 2008	25.08
Nicholas G. Moore	25,000	September 2, 2008	25.08
George Shaheen	20,000	September 2, 2008	25.08
Robert T. Wall	20,000	September 2, 2008	25.08

(1)	Represents the fair market value per share of common stock on the grant date.

Ms. Bartz resigned her position as Chair of the Compensation Committee, and all other Board committee positions, on February 12, 2009, and resigned her position as a nonemployee Board member on April 1, 2009. Under the terms of Ms. Bartz’ option agreements, she has a period of one year from her resignation date to exercise options which were vested and exercisable as of her resignation. Any unvested options were cancelled as of her resignation date. Upon Ms. Bartz’ resignation, Mr. Wall was nominated as Chair of the Compensation Committee and received an additional $5,000 for serving as Chair after Ms. Bartz resigned, as well as a grant of options to purchase 5,000 shares of common stock on April 23, 2009 at an exercise price of $18.36 per share (the fair market value per share of common stock on the grant date) and with such other terms with respect to vesting and termination as described above.

Summary of Director Compensation Policy Changes for Fiscal Year 2010

After conducting a survey and peer group analysis of our Compensation Peer Group, the Compensation Committee approved the following changes to our nonemployee director compensation policy. Such changes are effective upon the 2009 Annual Meeting of Stockholders to be held on October 14, 2009.

	Annual Cash	Annual Cash
Position	Retainer FY09	Retainer FY10

Lead Independent Director	$10,000	$30,000
Nominating/Corporate Governance:
Chairperson	$13,000	$10,000
Member	$6,500	$5,000
Investment Committee:
Chairperson	$7,000	$10,000
Member	$3,000	$5,000

All other cash and equity compensation amounts for nonemployee directors and committee members remain unchanged.

In addition, the Compensation Committee may approve a deferral program for our nonemployee directors, which will allow each nonemployee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. If the nonemployee director does not elect to defer his or her cash compensation, he or she will continue to receive his or her cash compensation as set forth above. Furthermore, assuming Proposal No. 3 set forth in this Proxy Statement is approved by the stockholders (which would permit the implementation of a program which would allow our directors to elect to receive his or her automatic equity grants either in the form of all stock options or a combination of stock options and restricted stock units), then to the extent a nonemployee director elects to receive his or her automatic equity grant in the form of restricted stock units, the director may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her earned restricted stock units and defer income taxation until the award is paid. Please note that an election to defer the payout of the earned restricted stock units is not intended to increase the value of the payout to the nonemployee director, but rather gives the nonemployee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any earned restricted stock units will not alter the other terms of the award, including the vesting requirements.

Vote Required

Directors are elected by a plurality vote. The 9 nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker nonvotes have no legal effect on the election of directors due to the fact that such elections are by plurality.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 1.

PROPOSAL NO. 2

AMENDMENT TO MODIFY THE NUMBER OF SHARES ISSUED PURSUANT TO THE STOCK ISSUANCE, AND PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAMS UNDER
THE COMPANY’S 1999 STOCK OPTION PLAN

Summary

We are asking our stockholders to approve an amendment to the 1999 Stock Option Plan (the “1999 Plan”) to modify the number of shares of Company common stock (“Shares”) that may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs. The Board has approved this amendment to the 1999 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of the Votes Cast. Please note that this proposal is separate and distinct from Proposal No. 3 relating to proposed changes to the Automatic Option Grant Program contained in the 1999 Plan. Accordingly, a vote for this proposal will not affect your vote for or against Proposal No. 3, and how you vote on Proposal No. 3 will not affect your vote for or against this proposal.

The 1999 Plan currently provides that the number of Shares that may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs is limited to 30% of the sum of (i) the number of Shares to be added to the 1999 Plan at the 2008 Annual Meeting, (ii) the number of Shares available to be granted pursuant to awards under the 1999 Plan (i.e., reserved but unissued) as of May 23, 2008, and (iii) the number of Shares subject to outstanding awards as of May 23, 2008 that actually return to the 1999 Plan pursuant to its terms. We are asking our stockholders to amend the 1999 Plan so that the number of Shares that may be issued under the Stock Issuance and Performance Share and Performance Unit Programs would equal 8,893,237 plus the sum of:

(i) 50% of the number of Shares subject to outstanding awards as of August 17, 2009 that actually return to the 1999 Plan pursuant to its terms, and

(ii) 50% of the number of Shares that are added to the 1999 Plan upon approval of the stockholders after the 2009 Annual Meeting.

Approval of this amendment will not increase the number of Shares available for issuance under the 1999 Plan, but will increase the number of Shares that may be issued through the Stock Issuance and Performance Share and Performance Unit Programs.

We are asking our stockholders to approve this amendment so that we will have sufficient flexibility to structure our compensation programs to attract and retain the best available personnel and to provide additional incentives to our employees. In the last couple of years we have begun to use restricted stock units, in addition to stock options, on a greater basis as these awards provide an effective tool to retain our employees even if the price of our common stock declines, and such restricted stock unit awards are less dilutive than stock options. This shift was evidenced in connection with our recently completed stockholder-approved option exchange program where underwater options were exchanged for awards of restricted stock units. We believe that the grant of restricted stock units should be an important part of our equity compensation program. Nevertheless, we believe that stock options will continue to play an important role in the compensation of our employees, especially for those individuals in positions with a greater opportunity to have an effect on our business as a whole, as stock options align the interests of our employees with that of our stockholders because an economic benefit is only realized if the value of our common stock increases.

The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders. If the stockholders do not approve this proposal, we will be limited in the number of Shares that may be granted pursuant to certain types of awards, even if it is in our best interests to make such grants. If we are unable to maintain flexibility in granting equity awards, it may be difficult to recruit and retain talented and qualified employees and potentially will limit our growth and future success.

Description of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation, including a description of the amendment to the 1999 Plan if stockholders approve this Proposal No. 2 of this Proxy Statement. This summary does not reflect the requested changes to the Automatic Option Grant Program set forth in Proposal No. 3. The 1999 Plan is set forth in its entirety and has been filed as Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Background and Purpose of the 1999 Plan

The 1999 Plan is divided into five separate equity programs:

1. Discretionary Option Grant Program — Under the Discretionary Option Grant Program, the Plan Administrator is able to grant options to purchase Shares at an exercise price not less than the fair market value of those Shares on the grant date.

2. Stock Appreciation Rights Program — Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in the Shares subject to the award between the date of grant and the exercise date.

3. Stock Issuance Program — Under the Stock Issuance Program, the Plan Administrator is able to make direct issuances of Shares either through the issuance (or promise to issue) or immediate purchase of such Shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. In addition, the Plan Administrator is able to make grants of restricted stock units on such terms as the Plan Administrator deems appropriate.

4. Performance Share and Performance Unit Program — Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest.

5. Automatic Option Grant Program — Under the Automatic Option Grant Program, option grants are automatically made at periodic intervals to nonemployee directors. Please see Proposal No. 3 for a summary of the proposed changes to the Automatic Option Grant Program.

The 1999 Plan is intended to increase incentives and to encourage Share ownership on the part of eligible employees, nonemployee directors and consultants who provide significant services to the Company and its affiliates.

Administration of the 1999 Plan

The Compensation Committee of the Board of Directors (“Compensation Committee”) administers the 1999 Plan (“Plan Administrator”). The members of the Compensation Committee qualify as nonemployee directors under Rule 16b-3 of the Exchange Act of 1934, as amended, and as outside directors under Section 162(m) of the Internal Revenue Code (“Code”) such that the Company can receive a federal tax deduction for certain compensation paid under the 1999 Plan.

Subject to the terms of the 1999 Plan, the Plan Administrator has the sole discretion to select the employees, consultants, nonemployee directors and other independent advisors who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards, provided, however, that the Company is unable (without the approval of stockholders) to reduce the exercise price of any outstanding stock options granted under the 1999 Plan or cancel any outstanding stock option and immediately replace it with a new stock option with a lower exercise price. Administration of the Automatic Option Grant Program will be self-executing in accordance with the terms of the program, but the Plan Administrator will have discretion to revise the amount or type of award made under the program on a prospective basis. Subject to the terms of our Compensation Committee Charter, the Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to one or more directors and/or officers of the Company, subject to Section 16(b) of the Exchange Act (such officers are referred to herein as “executive officers”), but only the Compensation Committee itself can make awards to participants who are executive officers of the Company.

Shares Subject to the 1999 Plan

A total of 89,330,429 Shares has been reserved for issuance under the 1999 Plan. Following our Stock Option Exchange in June 2009, we reduced the number of Shares in the 1999 Plan from 101,100,000 to 89,330,429 because we did not return all of the cancelled Shares from the Stock Option Exchange to the 1999 Plan. As of June 26, 2009, 45,407,321 Shares were subject to outstanding awards granted under the 1999 Plan, 16,383,828 Shares remained available for any new awards to be granted in the future and 27,539,280 Shares have been issued pursuant to awards thereunder. The closing price of our common stock was $19.40 on June 26, 2009.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 Plan, (2) the maximum number and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, restricted stock units or performance shares and performance units under the 1999 Plan per calendar year, (3) the class and/or number of securities and the purchase price per share in effect under each outstanding award, and (4) the class and/or number of securities for which automatic option grants are to be subsequently made under the Automatic Option Grant Program. The Plan Administrator will make adjustments to outstanding awards to prevent the dilution or enlargement of benefits intended to be provided thereunder.

Discretionary Option Grant Program

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle the recipients, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of Shares covered by each option, but during any calendar year, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 Shares.

The exercise price of each option is set by the Plan Administrator but cannot be less than 100% of the fair market value of the Shares covered by the option on the date of grant. The exercise price of an incentive stock option must be at least 110% of fair market value if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

An option granted under the Discretionary Option Grant Program cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options first becomes exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a nonstatutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date.

Stock Appreciation Rights Program

A stock appreciation right is the right to receive the appreciation in fair market value of the Shares subject to the award between the exercise date and the date of grant. We can pay the appreciation in either cash or Shares. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. No participant will be granted stock appreciation rights and/or options covering more than 3,000,000 Shares during any calendar year. The exercise price of each stock appreciation right is set by the Plan Administrator but cannot be less than 100% of the fair market value of the Shares covered by the award on the date of grant. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven (7) years after the grant date.

Stock Issuance Program

Stock issuances are awards where Shares are or will be issued to a participant and the participant’s right to retain or receive such Shares will vest in accordance with the terms and conditions established by the Plan Administrator. Restricted stock units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The number of Shares covered by a stock issuance award or restricted stock unit awards will be determined by the Plan Administrator, but during any calendar year no participant may be granted an award covering more than 200,000 Shares. Assuming our stockholders approve this proposal, no more than 8,893,237 plus of the sum of (i) 50% of the number of Shares subject to outstanding awards as of August 17, 2009 that actually return to the 1999 Plan pursuant to its terms, and (ii) 50% of the number of Shares that are added to the 1999 Plan upon approval of the stockholders after the 2009 Annual Meeting, may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs. In determining whether an award should be made and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may determine to make an award only if the participant satisfies performance goals established by the Plan Administrator.

Performance Share and Performance Unit Program

Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will establish organizational, individual performance goals or other vesting criteria at its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid to participants. No participant will receive performance units with an initial value greater than $2,000,000 and no participant will receive more than 200,000 performance shares during any calendar year. Performance units will have an initial dollar value established by the Plan Administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of a Share on the grant date. Assuming our stockholders approve this proposal, no more than 8,893,237 plus the sum of (i) 50% of the number of Shares subject to outstanding awards as of August 17, 2009 that actually return to the 1999 Plan pursuant to its terms, and (ii) 50% of the number of Shares that are added to the 1999

Plan upon approval of the stockholders after the 2009 Annual Meeting, may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs.

Performance Goals

The Plan Administrator (at its discretion) may make performance goals applicable to a participant with respect to an award intended to qualify as “performance-based compensation” under Code Section 162(m). At the Plan Administrator’s discretion, one or more of the following performance goals will apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, operating profit, return on assets, return on equity, return on sales and total stockholder return. The Plan Administrator may utilize other performance criteria for awards not intended to qualify as “performance-based compensation” under Code Section 162(m).

Automatic Option Grant Program

Please note that the following summary does not reflect the terms of the proposed amendment to the Automatic Option Grant Program that is discussed in Proposal No. 3. Please see Proposal No. 3 for a summary of the proposed changes to this program.

The terms of the 1999 Plan provide that our nonemployee directors will receive annual, automatic grants of nonstatutory stock options. Nonemployee directors are also eligible to receive discretionary awards pursuant to the other equity programs under the 1999 Plan. The Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted pursuant to the Automatic Option Grant Program for awards granted on or after the date the Plan Administrator makes such change.

Each new nonemployee director receives an option to purchase 55,000 Shares as of the date he or she first becomes a nonemployee director. Each nonemployee director who is to continue to serve as a nonemployee director also receives an option to purchase 20,000 Shares on the date of each annual stockholder meeting, provided that he or she has been a nonemployee director for at least six months prior to the grant date and remains an eligible nonemployee director through each such meeting.

The exercise price of each option granted to a nonemployee director is equal to 100% of the fair market value of the Shares covered by the option on the date of grant. The option granted to a nonemployee director when he or she first becomes a nonemployee director vests over four years, with 25,000 Shares vesting on the first anniversary of the date of grant and 10,000 Shares vesting on each anniversary thereafter (assuming that he or she remains a nonemployee director on each scheduled vesting date). An option granted under the Automatic Option Grant Program is immediately exercisable. However, any Shares purchased under the option program are subject to repurchase by the Company if the nonemployee director ceases Board service prior to vesting. All options granted thereafter to the nonemployee director become 100% vested on the day preceding the Annual Stockholders Meeting following the grant date subject to the nonemployee director’s continued service on such date. If a nonemployee director terminates his or her service on the Board due to death or disability his or her options would immediately vest.

Options granted to nonemployee directors generally expire no later than seven (7) years after the date of grant. If a nonemployee director terminates his or her service on the Board prior to an option’s normal expiration date, the option will remain exercisable for 12 months to the extent it has vested. However, the option may not be exercised later than the original expiration date.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, nonemployee director, or consultant, may receive under the 1999 Plan is at the discretion of the Plan Administrator and therefore cannot be determined in advance. The following table sets forth (1) the aggregate number of Shares subject to options granted under the 1999 Plan during fiscal 2009, (2) the average per Share exercise price of such options, (3) the aggregate number of Shares subject to awards of restricted stock units granted under the 1999 Plan during fiscal 2009, and (4) the dollar value of such Shares based on $19.40 per Share, the fair market value on June 26, 2009.

AMENDED PLAN BENEFITS
1999 Plan

	Number of	Average per	Number of	Dollar Value of
	Options	Share Exercise	Restricted Stock	Restricted Stock
Name of Individual or Group	Granted	Price	Units Granted	Units Granted

Thomas Georgens Chief Executive Officer and President	—	$—	—	$—
Daniel J. Warmenhoven Executive Chairman	400,000	$23.79	—	$—
Steven J. Gomo Executive Vice President Finance and Chief Financial Officer	75,000	$23.79	—	$—
Thomas F. Mendoza Vice Chairman	200,000	$23.79	—	$—
Robert E. Salmon Executive Vice President Field Operations	—	$—	—	$—
All current executive officers, as a group	675,000	$23.79	—	$—
All directors who are not executive officers, as a group	210,000	$24.92	—	$—
All employees who are not executive officers, as a group	5,565,322	$14.02	1,792,752	$34,779,389

*	Please see page 41 for greater detail on the equity awards that have been granted to the Company’s NEOs and page 10 for equity awards that have been granted to the Company’s directors.

Limited Transferability of Awards

Awards granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonstatutory stock options (1) to a member of the participant’s family, (2) to a trust or other entity for the sole benefit of the participant and/or a member of his or her family, (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two-year or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Code, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such options and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Stock Issuance, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of stock, restricted stock units, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (1) freely transferable or (2) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (“CEO”) and to certain other of our most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executive officers will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1999 Plan, setting limits on the number of awards that any individual may receive and for awards other than stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 1999 Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

The Board generally may amend or terminate the 1999 Plan at any time and for any reason, subject to stockholder approval if applicable.

Summary

We believe strongly that the approval of the amendment to the 1999 Plan to permit granting up to 8,893,237 plus the sum of (i) 50% of the number of Shares subject to outstanding awards as of August 17, 2009 that actually return to the 1999 Plan pursuant to its terms, and (ii) 50% of the number of Shares that are added to the 1999 Plan upon approval of the stockholders after the 2009 Annual Meeting, is essential given the increasing volatility of the economic climate. The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders. If the stockholders do not approve this proposal, we will be limited in the number of Shares that may be granted pursuant to certain types of awards, even if it is in our best interests to make such grants. We are asking our stockholders to approve this amendment so that we will have sufficient flexibility to structure our compensation programs to attract and retain the best available personnel and to provide additional incentives to our employees.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 2

PROPOSAL NO. 3:

AMENDMENT TO THE COMPANY’S AUTOMATIC OPTION GRANT PROGRAM
UNDER THE 1999 STOCK OPTION PLAN

The Company is asking the stockholders to approve an amendment to the Automatic Option Grant Program (the “Program”) contained in the 1999 Stock Option Plan (“1999 Plan”). The Board has approved this amendment to the 1999 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of the Votes Cast by our stockholders. Our nonemployee directors have an interest in this proposal. Please note that this proposal is separate and distinct from Proposal No. 2 relating to the increase of the number of shares that may be issued pursuant to awards under the Stock Issuance and Performance Share and Performance Unit Programs of the 1999 Plan. Accordingly, a vote for this proposal will not affect your vote for or against Proposal No. 2, and how you vote on Proposal No. 2 will not affect your vote for or against this proposal.

Introduction

The terms of the Program currently provide that our nonemployee directors will receive automatic stock option grants as partial compensation for their services to the Company. We are asking our stockholders to approve an amendment to the Program which permits the Plan Administrator to implement an election program so that a nonemployee director may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. The remainder of this Proposal No. 3 assumes the Plan Administrator elects to implement such a program pursuant to the terms described herein. This change will apply only to the automatic equity grants granted under the Program and not to any discretionary grants that our nonemployee directors may receive under other programs of the 1999 Plan. If this proposal is not approved, our nonemployee directors will continue to receive automatic stock option grants as currently provided under the Program and will continue to be eligible to participate in all other programs under the 1999 Plan. Approval of this proposal is not intended to increase the compensation provided to our nonemployee directors through the Program, but will instead give the Plan Administrator the discretion to allow our nonemployee directors the flexibility to determine the form of equity grant they will receive.

We believe this proposal is important to the Company’s ability to attract and retain qualified and experienced individuals to serve on our Board. Because restricted stock units provide a guaranteed benefit to the recipients upon vesting, restricted stock units provide an effective tool to retain our nonemployee directors even if the price of the

Company’s common stock declines. Additionally, restricted stock units permit an individual to defer income taxation until the value of the award is paid (which is not the case with options). The Company’s compensation philosophy reflects its belief that the grant of restricted stock units can be an important part of the Company’s director compensation program, and permitting the nonemployee directors to elect to receive a portion of their automatic grants in the form of restricted stock units reflects this philosophy. However, because restricted stock units do provide a benefit even if the Company’s stock price declines, the Company did not feel it appropriate to allow its nonemployee directors to elect to receive an automatic grant solely in the form of restricted stock units or in an equal number of options and restricted stock units. Under the proposed amendment, if a nonemployee director elects to receive his or her automatic grant through a combination of stock options and restricted stock units, the nonemployee director would receive a lesser number of restricted stock units, receiving one restricted stock unit for every three stock options subject to the award.

While the Company feels it is important to permit nonemployee directors to elect to receive a portion of their automatic equity grants in the form of restricted stock units, stock options will continue to play an important role in the compensation of our nonemployee directors. The grant of stock options aligns the interests of our nonemployee directors with that of our stockholders because the nonemployee directors will only receive a benefit from their stock options if the value of the Company’s common stock increases. The Company is not permitting our nonemployee directors to elect to receive their entire equity grant in the form of restricted stock units because the Company feels it is important that a portion of the nonemployee director’s compensation be dependent upon an increase in the value of the Company’s common stock.

The Board has carefully considered the proposed change to the Program weighing both the potential added recruiting and retention value that restricted stock units provide, as well as the benefit to the interests of our stockholders by aligning the value of the nonemployee directors’ compensation with an increase in our stock price. The Board believes that permitting a nonemployee director to elect to receive his or her annual equity grant either in the form of stock options or a combination of stock options and restricted stock units will provide the best method to attract and retain highly qualified individuals to serve on the Board as well as to align the interests of our stockholders and the nonemployee directors.

Description of the Proposed Change

The terms of the Program currently provide that each individual who is first elected or appointed to serve as a nonemployee director is automatically granted a stock option to purchase 55,000 shares of our common stock on the date of the initial election or appointment (the “Initial Grant”). Additionally, on the date of each Annual Stockholders Meeting, each individual who is to continue to serve as a nonemployee director (and provided the individual has served as a nonemployee director for at least six months) receives a stock option to purchase 20,000 shares of our common stock (the “Annual Grant”). The Program currently provides that the Initial and Annual Grants are granted in the form of nonstatutory stock options. Please see the section titled “Automatic Option Grant Program” contained in Proposal 2 for a more complete description of the current Program.

We are asking our stockholders to approve an amendment to the Program to permit the Plan Administrator to implement a program so that our nonemployee directors may elect to receive the automatic equity grants provided for by the Program in one of two ways:

•	100% of the grant will be in the form of nonstatutory stock options. Such options will be governed by the provisions of the 1999 Plan, including requirements as to exercise price and vesting; or

•	50% of the grant will be in the form of nonstatutory stock options and 50% of the grant will be in the form of restricted stock units with the number of restricted stock units equaling one restricted stock unit for every three stock options subject to the award. For example, if a nonemployee director elected to receive his or her Annual Grant in a combination of stock options and restricted stock units, he or she would receive a stock option covering 10,000 shares of the Company’s common stock and 3,333 restricted stock units. The options and the restricted stock units will be governed by the provisions of the 1999 Plan, including requirements as to exercise price and vesting.

The change described above will apply only to the automatic grants made through the Program.

The proposed change to the Program will apply to the automatic equity grants granted pursuant to the Program at our 2009 Annual Meeting and will apply prospectively to future grants, subject to stockholder approval of this proposal. If this proposal is not approved, our nonemployee directors will continue to receive automatic equity awards comprised solely of stock options pursuant to the current terms of the Program as previously approved by our stockholders.

Summary of Director Compensation

For a complete summary of our nonemployee director compensation program, including a summary of other recent changes to such compensation, please see “Director Compensation” on page 10.

Description of the 1999 Plan

Please refer to the summary of principal features of the 1999 Plan and its operation as set forth in Proposal No. 2. That summary is qualified in its entirety by reference to the 1999 Plan as set forth in Appendix A to this Proxy statement.

Federal Tax Aspects

For a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan, please see the disclosure titled “Federal Tax Aspects” under Proposal No. 2 above.

Summary

We believe strongly that the approval of the amendment to the 1999 Plan to permit the Plan Administrator to implement a program to allow our nonemployee directors the opportunity to receive a portion of their automatic equity grants in the form of restricted stock units is essential to the success of the Company. If the stockholders do not approve this proposal, our directors will continue to receive their automatic equity grants solely in the form of stock options and it may be difficult to recruit and retain talented and qualified nonemployee directors. If the Company is not able to attract and retain these types of individuals for service on our Board, it potentially will limit the Company’s growth and future success.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 3

PROPOSAL NO. 4:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (“Purchase Plan”), which will increase the number of Shares authorized for issuance under the Purchase Plan by an additional 6,700,000 Shares.

The purpose of the amendment is to ensure that the Company will continue to have a sufficient reserve of Shares of the Company’s common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase Shares at semiannual intervals through their accumulated periodic payroll deductions.

The Purchase Plan was adopted by the Board on September 26, 1995, and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and has been filed as Appendix B to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Description of the Purchase Plan

The Purchase Plan is administered by the Compensation Committee of the Board, serving as the plan administrator. As plan administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

The maximum number of Shares reserved for issuance over the term of the Purchase Plan is limited to 30,200,000 Shares, assuming stockholder approval of the 6,700,000 Share increase that is the subject of this Proposal No. 4. As of June 26, 2009, 22,630,633 Shares had been issued under the Purchase Plan, and 7,569,367 Shares were available for future issuance, assuming stockholder approval of the 6,700,000 Share increase. The closing price of our common stock was $19.40 on June 26, 2009.

The Shares issuable under the Purchase Plan may be made available from authorized but unissued Shares or from Shares of common stock reacquired by the Company, including Shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan, (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date, (3) the maximum number of Shares purchasable in total by all participants on any one purchase date (if applicable) and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per Share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a maximum duration of 24 months. Such offering periods will begin on the first business day of June and on the first business day of December each year over the term of the Purchase Plan. Accordingly, two (2) separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, Shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of Shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period at that time. However, no employee may participate in more than one offering period at a time.

As of June 26, 2009, approximately 7,910 employees, including all five of our executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

The purchase price of the Shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per Share on the start date of the offering period in which the participant is enrolled or (2) the fair market value on the semiannual purchase date.

The fair market value per Share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the NASDAQ Global Select Market. On June 26, 2009, the closing selling per share of the Company’s common stock on the NASDAQ Global Select Market was $19.40 per share.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay and commissions) to be applied to the acquisition of Shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole Shares at the purchase price in effect for the participant for that purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 1,500 Shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions may either be applied to the purchase of shares on the next semiannual purchase date or refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be immediately refunded.

Stockholder Rights

No participant will have any stockholder rights with respect to the Shares covered by his or her purchase rights until the Shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change in Control

In the event a change in control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per Share on the start date of the offering period in which the participant is enrolled at the time the change in control occurs or (2) the fair market value per Share immediately prior to the effective date of such change in control.

A change in control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of Shares purchasable in total by all participants on any one purchase date (if applicable) or (2) the number of Shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent in excess of the purchase price payable for the Shares prorated to such individual.

Amendment and Termination

The Purchase Plan will terminate upon the earliest of (1) the last business day in May 2011, (2) the date on which all Shares available for issuance thereunder are sold pursuant to exercised purchase rights or (3) the date on which all purchase rights are exercised in connection with a change in control.

The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (1) increase the number of Shares issuable under the Purchase Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (2) alter the purchase price formula so as to reduce the purchase price, or (3) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

The table below shows, as to the named executive officers (“NEOs”) and specified groups, the number of Shares purchased under the Purchase Plan during fiscal 2009, together with the value of those Shares as of the date of purchase.

Participation in the ESPP

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

AMENDED PLAN BENEFITS
Employee Stock Purchase Plan

	Number of	Dollar Value of
	Purchased	Purchased
Name	Shares	Shares(1)

Thomas Georgens	1,020	$3,399
Chief Executive Officer and President
Daniel J. Warmenhoven	1,013	$3,705
Executive Chairman
Steven J. Gomo	1,014	$3,708
Executive Vice President Finance and Chief Financial Officer
Thomas F. Mendoza	—	—
Vice Chairman
Robert E. Salmon	1,013	$3,705
Executive Vice President Field Operations
All current executive officers as a group (5 persons)	4,060	$14,516
All employees, including current officers who are not executive officers, as a group (4,941 persons)	3,329,037	$8,786,529

(1)	Market Value of shares on date of purchase, minus the purchase price under the Purchase Plan

New Plan Benefits

No purchase rights have been granted, and no Shares have been issued, on the basis of the 6,700,000 Share increase that is the subject of this Proposal No. 4.

Federal Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased Shares.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which such Shares were acquired or within one year after the actual semiannual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the Shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual semiannual purchase date of those Shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares or (2) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (1) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (2) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

The affirmative vote of a majority of the Votes Cast is required for approval of the amendment to the Purchase Plan described in this Proposal No. 4. Should such stockholder approval not be obtained, the 6,700,000 Share increase, which is the subject of this Proposal, will not be implemented.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 4

PROPOSAL NO. 5:

AMENDMENT TO THE COMPANY’S EXECUTIVE COMPENSATION PLAN

Introduction

The Company is asking the stockholders to approve the amended and restated Executive Compensation Plan (Compensation Plan). On August 17, 2009, the Compensation Committee approved the amended and restated Compensation Plan and directed that the amended and restated Compensation Plan be submitted to stockholders at the Annual Meeting. If approved by a majority of Votes Cast by our stockholders, the amended and restated Compensation Plan will be effective for the Company’s fiscal year 2010. Our NEOs have an interest in this proposal.

The Compensation Plan was originally approved by the Board on July 13, 2007 and was approved by the stockholders at the 2007 Annual Meeting. The amended and restated Compensation Plan is intended to qualify under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The amended and restated Compensation Plan has been revised to maximize the Company’s ability to incentivize and reward its employees during this uncertain economic environment. Prior to the amendment and restatement of the Compensation Plan, performance periods under the Compensation Plan were required to be at least a fiscal year and no longer than three fiscal years in length. Pursuant to the amended and restated Compensation Plan, the Compensation Committee will have the flexibility to set goals and targets for time periods as it determines in its sole discretion (which may include setting performance periods that are less than one fiscal year). This flexibility will allow the Compensation Committee to set performance goals and performance periods that more accurately reflect the rapidly evolving economic climate. Additionally, the amended and restated Compensation Plan limits the maximum award an individual may receive during any fiscal year.

The terms and provisions of the amended and restated Compensation Plan are summarized below. This summary, however, does not purport to be a complete description of the Compensation Plan. The Compensation Plan is set forth in its entirety and has been filed as Appendix C to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the Compensation Plan. Any stockholder who wants to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

Eligibility

Persons who are eligible to participate in the Compensation Plan are our key executives, including our Chief Executive Officer and President, Executive Chairman, Vice Chairman, Chief Financial Officer, all of our Executive Vice Presidents, and Senior Vice Presidents. The participants in the Compensation Plan are chosen solely at the discretion of the Compensation Committee. Because our executive officers are eligible to receive awards under the Compensation Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Compensation Plan in any performance period. We may also pay discretionary bonuses, or other types of compensation, outside of the Compensation Plan.

Purpose

The purpose of the Compensation Plan is to provide a means and guidelines under which the Company can share its success with its key executives by providing such executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. If certain requirements are satisfied, incentive compensation payouts issued under the Compensation Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m).

Administration

The Compensation Plan will be administered by the Compensation Committee, consisting of no fewer than two members of the Board. With respect to incentive compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m), each member of the Compensation Committee shall qualify as an “outside director” within the meaning of Section 162(m).

Determination of Awards

Under the Compensation Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee. The performance goals the Compensation Committee may choose from may include one or more of the following:

•	earnings per share,

•	operating cash flow,

•	operating income,

•	operating profits,

•	profit after tax,

•	profit before tax,

•	return on assets,

•	return on equity,

•	return on sales,

•	revenue, or

•	total stockholder return.

The performance criteria may differ for each participant and for each award and will be set forth in writing. The performance period during which the performance criteria must be attained will be determined by the Compensation Committee in its sole discretion. The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Compensation Plan.

Payment of Awards

All awards will be paid in cash as soon as is practicable following determination of the award.

Maximum Award

The amounts that will be paid pursuant to the Compensation Plan are not currently determinable. The maximum incentive compensation payment that any participant may receive under the Compensation Plan in any fiscal year is $5,000,000.

Amendment and Termination

The Board or Compensation Committee may amend or terminate the Compensation Plan, in whole or in part, at any time and for any reason. The amendment, suspension or termination of the Compensation Plan will not, without the consent of the participants, alter or impair any rights or obligations under any awards granted under the Compensation Plan.

Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Compensation Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

Awards to Be Granted to Certain Individuals and Groups.

Awards under the Compensation Plan are determined based on actual future performance, so future actual awards cannot now be determined. The following table sets forth certain information regarding bonuses paid under the Compensation Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group and for all other employees who participated in the Compensation Plan for the 2009 fiscal year as a group:

AMENDED PLAN BENEFITS
Executive Compensation Plan

Dollar Value of
Bonuses Paid in
Name	Prior Fiscal Year

Daniel J. Warmenhoven	$535,266
Executive Chairman
Thomas Georgens	$339,716
Chief Executive Officer and President
Steven J. Gomo	$248,861
Executive Vice President Finance and Chief Financial Officer
Thomas F. Mendoza	$339,716
Vice Chairman
Robert E. Salmon	$270,818
Executive Vice President Field Operations
All current executive officers as a group (5 persons)	$1,734,378
All employees who participated in the Compensation Plan for fiscal 2009, as a group (5 persons)	$1,734,378

Summary

We believe strongly that the approval of the amended and restated Compensation Plan is essential to our continued success and will establish an important incentive for executives of the Company, help us to attract, retain and motivate people whose skills and performance are critical to our success and preserve the Company’s ability to incent and reward its executives consistently with the Company’s performance during an uncertain and rapidly changing economic environment. We strongly believe that the amended and restated Compensation Plan is essential for us to compete for executive talent in the very difficult labor markets in which we operate.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to approve this proposal. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 5.

PROPOSAL NO. 6:

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending April 30, 2010.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote by a majority of the Votes Cast is required to ratify the selection of Deloitte & Touche LLP. The effect of an abstention is the same as that of a vote against the proposal. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR Proposal No. 6

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of June 26, 2009 by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock, (2) each of the Company’s directors and nominees for director, (3) each of the Company’s executive officers set forth in the Summary Compensation Table of the Compensation of Executive Officers section of this Proxy Statement, and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated by footnote, the address of the beneficial owners is c/o NetApp, Inc., 495 East Java Drive, Sunnyvale, California 94089. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

		Number of
		Shares
		Beneficially	Percentage of
Title of Class	Name of Beneficial Owner	Owned	Class(1)

Common Stock	Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	34,392,185	10.4%
	Daniel J. Warmenhoven(3)	6,730,350	2.0%
	Thomas Georgens(4)	673,392	*
	Steven J. Gomo(5)	632,653	*
	Thomas F. Mendoza(6)	2,181,738	*
	Robert F. Salmon(7)	998,492	*
	Donald T. Valentine(8)	852,000	*
	Jeffry R. Allen(9)	1,056,580	*
	Alan L. Earhart(10)	110,000	*
	Edward Kozel(11)	101,500	*
	Mark Leslie(12)	130,000	*
	Nicholas G. Moore(13)	115,000	*
	George T. Shaheen(14)	130,000	*
	Robert T. Wall(15)	385,071	*
	All current directors and executive officers as a group (13 persons)(16)	14,096,776	4.1%

*	Less than 1%

(1)	Percentage of Class is based on 335,648,758 shares of common stock outstanding on June 26, 2009. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days of June 26, 2009 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Information is based on a Schedule 13G/A filed with the SEC on January 12, 2009 by Wellington Management Company, LLP, a Massachusetts corporation (“Wellington”), on behalf of itself. The principal Wellington business office is located at 75 State Street, Boston, MA 02109. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 34,392,185 shares which are held of record by clients of Wellington. Wellington has the shared power to vote or to direct the vote of 23,727,985 shares, and the shared power to dispose or to direct the disposition of 34,368,685 shares.

(3)	Includes 2,721,135 shares held by Daniel J. Warmenhoven and Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Also includes 170,000 shares held by Warmenhoven Ventures LP, a limited partnership of which the Warmenhoven Management Trust is the general partner, of which Mr. Warmenhoven is a trustee. Excludes 78,962 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children’s Trust, as Mr. Warmenhoven disclaims beneficial ownership of the shares held by this trust. Includes 412,250 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 3,378,726 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which are currently exercisable or will become exercisable within 60 days after June 26, 2009.

(4)	Includes 170,833 shares of common stock issuable upon exercise of options granted under the 1995 Plan; and 486,081 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of June 26, 2009.

(5)	Includes 80,000 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 542,290 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of June 26, 2009.

(6)	Includes 43,750 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 1,578,125 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of June 26, 2009.

(7)	Includes 17,296 shares held by Robert Salmon and Patricia Mertens-Salmon, trustees to the Salmon Trust; and 240 shares held by Patricia Mertens-Salmon, Custodian under UTMA CA. Includes 211,230 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 750,726 shares of common stock issuable upon exercise of options granted under the 1999 Plan, each of which is exercisable or will become exercisable within 60 days of June 26, 2009.

(8)	Includes 602,000 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust. Includes 50,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 200,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(9)	Includes 29,376 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan; and 1,005,038 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(10)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(11)	Includes 95,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009. As noted above, Mr. Kozel has announced his intention to not seek re-election as a director at the 2009 Annual Meeting.

(12)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(13)	Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1995 Plan, of which 5,000 shares are held by Nicholas G. Moore and 15,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner. Also includes 95,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, of which 45,000 shares are held by Nicholas G. Moore and 50,000 shares are held by The Moore Family Ventures LP, of which Mr. Moore is General Partner, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(14)	Common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(15)	Includes 165,000 shares of common stock issuable upon exercise of currently exercisable options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days after June 26, 2009.

(16)	Includes 1,017,439 shares of common stock issuable upon exercise of options granted under the 1995 Plan and 8,665,986 shares of common stock issuable upon the exercise of options granted under the 1999 Plan, each of which is currently exercisable or will become exercisable within 60 days of June 26, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, except as noted below, the Company believes that during the fiscal year ended April 24, 2009, its executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements. However, Mr. Mendoza filed one Form 4 to report two transactions that took place prior to fiscal 2009 but had not been reported on a timely basis. In addition, Mr. Mendoza amended a Form 4 from a prior fiscal year to correct the number of securities beneficially owned. Mr. Salmon amended a Form 3 originally filed in December 2005 to correct the number of shares owned at the time he became a Section 16 reporting officer. In addition, Mr. Salmon filed one Form 4 to report one transaction from a prior fiscal year that had not been reported on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

The Board has delegated to the Compensation Committee of the Board (“Compensation Committee”) sole authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers and general policies for remuneration of our other employees and for administering our equity incentive and benefits plans. As used herein, the term “executive” refers to an employee of the Company who holds a position at the Vice President level or above; the term “senior executive” refers to an executive who holds a position at the Executive Vice President level or above; and the term “executive officer” refers to an executive who is subject to Section 16(b) of the Exchange Act.

The principal components of compensation that we pay to our NEOs consist of the following:

1. Base salary and standard employee benefits (including our 401(k) plan, health and life insurance plans, and nonqualified deferred compensation program);

2. Cash incentive compensation under the terms of incentive compensation plans established for our executives, including our NEOs;

3. Equity compensation in the form of grants of stock options, restricted stock and restricted stock units; and

4. The Executive Retirement Medical Plan for qualifying executives (including our NEOs).

Our compensation programs are designed to recruit and retain quality senior executives and to motivate and reward our executives for managing and operating our business in a manner that maximizes stockholder value consistent with good ethical behavior. We use a combination of individual and corporate-wide performance goals and measure these goals on an annual and long-term basis in order to ensure that we achieve our corporate goals. This compensation discussion and analysis explains the material elements of our compensation for our NEOs and how our compensation program is designed and operated to help us achieve our corporate goals.

On May 13, 2009, the Board approved a revised Compensation Committee Charter (the “Charter”) which is available for review at http://investors.netapp.com/governance.cfm. The Charter is expected to be reviewed and assessed annually by the Compensation Committee with changes recommended to the Board for approval.

Principles and Objectives of Compensation

Our compensation program is designed to reward employee behaviors that benefit the Company and its stockholders on a day-to-day, periodic and long-term basis. These behaviors include excellence in performing one’s duties, collegiality and teamwork in meeting individual- and corporate-wide goals and good ethical behavior in performing one’s duties. Our base salary compensation is designed to ensure excellence in the day-to-day management and operation of our business while our cash incentive compensation program rewards behaviors that support the Company’s short-term (typically annual) goals. Our equity award programs target longer term value that we believe should ultimately be expressed as a sustained material increase in our stock price. Our equity awards also represent a key tool for retaining our employees, including our NEOs. We do so through the granting of equity awards that “vest” over a fixed period of time subject to the continued provision of services by the individual to the Company. Our customary new hire equity award vests over a period of four years, with one-quarter of the total award vesting on the first anniversary of the employee’s hire date and the balance of the award vesting ratably each month thereafter for the next three years such that the entire award vests in full on the fourth anniversary of the hire date, subject to continued provision of service. Our ongoing/refresh equity award for high-performing employees vests over a period of four years, vesting ratably each month such that the entire award vests in full on the fourth anniversary of the grant date, subject to continued provision of service.

Our Executive Retirement Medical Plan provides medical coverage beyond the COBRA maximum benefit period to a defined group of retiring senior executives as a fully insured plan based on minimum age, service and level of responsibility (that is, Executive Vice President or above) and was adopted by the Company as a method to retain the defined group of executives.

Total compensation is higher for executives (including our NEOs) with greater responsibility and greater ability to influence the Company’s achievement of targeted results and corporate goals. As an executive’s position and responsibility increase, we believe that a greater portion of that executive’s total compensation should be performance-based pay that is contingent on the achievement of specific corporate goals. And as an executive’s performance-based pay increases with increasing levels of responsibility, we also believe that equity-based compensation should compose an increasingly higher portion of performance-based compensation and of total compensation. Therefore, our compensation program is structured such that a significant portion of our most senior executives’ (and all of our NEOs’) total compensation is tied to long-term appreciation of our stock price.

Administration of Our Compensation Program

The Compensation Committee meets periodically throughout the year to manage our compensation program. The Compensation Committee determines and approves the principal components of compensation for our NEOs (including the incentive targets for the cash incentive compensation program) on an annual basis, typically prior to the beginning of the applicable fiscal year. As part of this process, the Compensation Committee establishes targeted total compensation levels (that is, maximum achievable compensation) for each of our NEOs. In making its decisions regarding compensation, the Compensation Committee obtains the advice and counsel of outside advisors engaged by the Compensation Committee. Radford, an Aon Consulting company (hereinafter “Radford”), has been engaged as the Committee’s independent advisors on compensation matters for senior management (including the NEOs). Radford also provides consulting support for the compensation of the Board of Directors and all employees. Radford takes its direction from the Compensation Committee Chair and interacts with management (human resources and finance personnel) to ensure that the current pay and financial data is accurate. With respect to our NEOs (other than our Chief Executive Officer (“CEO”)), the Compensation Committee solicits the input of our CEO, who recommends to the Compensation Committee the salary, incentive compensation and equity-based compensation to be paid to our NEOs other than himself. We expect that the Compensation Committee will continue to solicit input from our CEO with respect to compensation decisions affecting the other NEOs and other members of our senior management team. With respect to compensation for our CEO, the Compensation Committee deliberates and makes decisions without the presence or participation of the CEO.

In addition, Radford periodically reviews our compensation programs, based on both benchmarking of a select group of “peer companies”, see our Compensation Peer Group defined below, as well as based on our own internal pay equity parameters and our overall corporate goals. For instance, in connection with its determination of compensation for the 2009 fiscal year, the Compensation Committee retained Radford to (1) review and assess the total direct compensation levels provided to our senior management team relative to an appropriate peer group specifically delineated below, (2) review and assess our current equity grant guidelines and practices relative to that peer group, and (3) develop future equity grant guidelines and practices for all employees taking into account current trends in compensation. Based on the analysis by Radford, input from the senior management team and the Compensation Committee’s deliberations, the Compensation Committee approved our compensation plan for the 2009 fiscal year.

The Compensation Committee has designed our compensation program in order to recruit and retain quality executives in a competitive labor environment and to motivate those executives to perform the best job possible consistent with good ethical behavior and to do so over a sustained period of time, which we believe will ultimately be expressed in our stock price. The Company offers each of the elements of compensation outlined above to our NEOs because we believe that all four elements are necessary in order to meet the goals that we have set for our Company.

Factors in Determining Compensation

The primary factors that the Compensation Committee takes into consideration in establishing the principal components of compensation of our NEOs are discussed below. While these are typically the considerations upon which the Compensation Committee bases its compensation decisions for our NEOs, the Compensation Committee may, at its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Competitive Market Data

In February 2008, based on the review and recommendations presented by Radford, the Compensation Committee reviewed and approved the following Compensation Peer Group to be used for benchmarking and for setting executive and director compensation. To determine the appropriate peer group, the Compensation Committee considered companies with similar revenue, number of employees, market capitalization and annual growth rates. In addition to focusing on our direct product line competitors, we selected other most-admired companies that we compete with for talent in our various markets. The Compensation Committee will periodically review and update the peer group as appropriate. The Compensation Peer Group established for the 2008 and 2009 fiscal years was as follows:

Adobe Systems, Inc.	Electronic Arts, Inc.	Palm, Inc.
Agere Systems, Inc.(1)	Gateway, Inc.	Sabre Holdings Corp.
American Power Conversion	Harris Corp.	SanDisk Corp.
ASML Holding N.V.	Intuit, Inc.	Spansion, Inc.
ATI Technologies, Inc.(2)	Juniper Networks, Inc.	Stryker Endoscopy
Atmel Corp.	Level 3 Communications, Inc.	Symantec Corp.
Autodesk, Inc.	Logitech International S.A.	Symbol Technologies, Inc.(2)
Bell Microproducts, Inc.	LSI Corporation	VeriSign, Inc.
Broadcom Corp.	Marvell Technology Group Ltd.	Western Digital Corp.
CA, Inc.	Metavante Corp.	Xilinx, Inc.
Corning, Inc.	National Semiconductor
eBay, Inc.	NVIDIA Corp.

(1)	Agere was acquired by LSI Corporation

(2)	ATI Technologies, Inc. and Symbol Technologies, Inc. did not participate in the survey data in 2008

Base Salary

In setting the base salary for each NEO, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities, future potential contributions to the Company, the goals and objectives of the executive, and the executive’s past performance. In addition, the Compensation Committee reviews published compensation survey data for the Compensation Peer Group and reviews internal pay equity. The base salary for each NEO is designed to be competitive with salary levels for comparable positions in the Compensation Peer Group as well as to reflect the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the sole discretion of the Compensation Committee. For the 2009 fiscal year, we targeted the base salary of the Company’s NEOs to be within the 50th percentile range for the peer group. In addition, for the NEOs, we established base salaries at a level so that a significant portion (generally 50% or more) of the executive’s total compensation was performance-based (that is, cash incentive and/or equity awards), and, therefore, in connection with its determination of increases or decreases in total compensation for our NEOs, the Compensation Committee reviews the executive’s current total compensation package in order to ensure that any change in annual base salary is properly balanced relative to those portions of his or her total compensation that consist of incentive compensation and equity awards. Our NEOs as a group fell within +/- 20% of the 50th percentile salary data for the Compensation Peer Group, which Radford advises is customarily considered the competitive range for executive compensation purposes.

While base salary levels (along with all other components of a NEOs compensation) are typically set at fixed and consistent points in our fiscal year cycle, under certain circumstances, the Compensation Committee will revise base salary levels when those levels are not consistent with the Company’s overall compensation policies or are not competitive enough to attract higher quality employees. The Compensation Committee did consider the impact of the changes in the global economy and the Company’s overall performance in fiscal 2009. As a result, no merit increases were approved for the NEOs for fiscal 2010, although, in August 2009 the Compensation Committee did approve salary adjustments for each of Mr. Georgens and Mr. Warmenhoven in connection with their appointments to Chief Executive Officer and Executive Chairman, respectively.

Incentive Compensation Plan

We have never paid any automatic or guaranteed cash incentives to our employees, including our NEOs. The Compensation Committee believes that a cash incentive compensation plan that is tied to operational performance metrics can better serve to motivate the NEOs and other employees to achieve annual performance goals because they focus more on immediate near-term measures of performance, rather than those reflected in the appreciation in value of equity awards, while still putting receipt of such compensation “at risk”. The Compensation Committee annually develops an incentive compensation plan under our Executive Compensation Plan with payment of bonuses, if any, shortly following the end of a particular fiscal year. Typically, at the time the Compensation Committee determines whether and to what extent to pay bonuses for the previous fiscal year, it creates a new, similarly structured, plan for the succeeding fiscal year. The Compensation Committee determines the specific performance targets for each of our NEOs and generally establishes target bonus at the 60th to 65th percentile of total target compensation offered by the Compensation Peer Group.

Under the incentive compensation plan established for the 2009 fiscal year which ended on April 24, 2009, our executives (including all of our NEOs) were eligible to earn cash bonuses, which are targeted at a specified percentage of actual annual base salary earnings, and funded based on the Company’s achievement of target operating profits. The Compensation Committee believes this is an appropriate measure because operating profits in the Company’s industry reflect optimal performance and stockholder value creation by simultaneously requiring revenue generation and expense management.

The amount of actual bonuses paid to the NEOs was determined based on the Company’s performance relative to target operating profit. The NEOs could earn more or less than their target bonus depending on whether the Company’s actual operating profits were at, below, or in excess of the target. As illustrated in the table below, for the 2009 fiscal year, the incentive compensation-to-operating profit payout ratio was not linear, but was leveraged with accelerators of 10-for-1 above 100% of the Company’s targeted operating profits goal (which was consistent with fiscal 2008), and decelerators of 2-for-1 below 100% of the Company’s target operating profit goal (which was 4-for-1 in fiscal 2008). The upside and downside is not linear because the Company has historically set aggressive operating profit targets for incentive compensation purposes such that performance above 100% is considered exceptional. For example, for each incremental percentage point of operating profit above 100% of the Company’s target for a fiscal year, each NEO would receive additional cash compensation equal to 10% of his actual incentive compensation target payout, up to a maximum of 200% of target. For each incremental percentage point of operating profit below 100% of the Company’s target for a fiscal year, each NEO’s actual incentive compensation target payout would be reduced by 2%. The Compensation Committee believes that paying a reduced bonus for achievement below target performance and an increased bonus for achievement in excess of target performance aligns the executives’ actual compensation with the performance of the Company, incentivizing the executives to drive positive Company performance.

Percent of Operating Profit Target	Percent of Incentive Compensation Target Payout

120%	200%
110%	200%
105%	150%
102%	120%
100%	100%
98%	96%
95%	90%
90%	80%
80%	60%
70%	30%
60%	20%
50%	0%

For the 2009 fiscal year, the Company actually achieved 74% of the fiscal 2009 operating profit target.

On November 11, 2008, following the economic decline and uncertainty, the Compensation Committee revised the process it would use to fund as the incentive compensation plan for executives other than NEOs for the 2009 fiscal year as follows:

•	Funding would be determined based on the Company’s achievement against quarterly, rather than annual, operating profit targets, effective retroactively to the first quarter of the 2009 fiscal year;

•	Interim funding on a quarterly basis would be calculated at a linear 1:1 rate for actual performance above and below target performance, but year-end funding for the annual incentive compensation pool would still be applied in accordance with the table above; and

•	Funding would not be subject to any minimum thresholds for actual Company performance relative to the respective quarterly target prior to funding.

Payment of bonuses to eligible employees would still only occur after the end of the fiscal year and not on a quarterly basis. All of the modifications to the incentive compensation plan for the 2009 fiscal year are intended to be for the 2009 fiscal year only. In accordance with sound corporate governance practices, the Compensation Committee expressly required that there would be no change to the funding methodology under the Executive Compensation Plan for the NEOs and any Executive Vice President (or other employee) who has been designated as a Section 16(b) officer at any time during the fiscal year

For the NEOs, the target bonuses for the 2009 fiscal year ranged from 110% to 130% of such individuals’ base salaries, these amounts represent the target incentive opportunities which when applied to our base salary rates deliver between 60th to 65th percentile target cash compensation levels for our Compensation Peer Group. As noted above, the Company achieved only 74% of target operating profit which resulted in actual bonuses paid to the NEOs being at approximately 47.9% of their target amounts, which was well below the 60th to 65th percentile of target cash compensation for our Compensation Peer Group.

Long-Term Stock-Based Incentive Compensation

The Compensation Committee has the authority to grant stock options, restricted stock and performance shares/units, which are effectively the same thing as restricted stock units (“RSUs”), to our NEOs under our Amended and Restated 1999 Stock Option Plan. These grants are designed to align the interests of each of our NEOs with those of the stockholders and provide each NEO with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each stock option grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to seven years), thus providing a return to the NEO only if the market price of the shares appreciates over the option term, and the NEO continues to be employed by the Company. The size of the option grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on a number of factors, which include the NEOs current position with the Company, external comparability with option grants made to executive officers of the Compensation Peer Group, internal comparability with option grants made to other executives within the Company, the number of vested and unvested options and RSUs held by the NEO, the NEOs current level of performance and the NEOs potential for future responsibility and promotion over the option term. The Compensation Committee, however, does not place any particular weight on an individual factor and does not adhere to any specific guidelines in making its determinations.

Since May 2003, we have occasionally granted RSUs in addition to stock options to our NEOs in unique situations when retention was of key strategic importance. As with the granting of stock options, and RSU grants allow us to align the interests of each NEO with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. RSUs to date have vested annually over four years and, because the RSU entails actual ownership of our common stock without the need to pay cash consideration to receive the shares, our RSU grants are proportionally smaller than our stock option grants, though the size of the RSU grant is still determined based on the same factors used to determine the size of stock option grants described in the immediately preceding paragraph. To date, we have not granted RSUs to our CEO. For other NEOs, executives and employees, RSUs have become a balanced part of the long term incentive mix.

This shift in philosophy is evidenced by our recent stock option for RSU exchange program approved by Company stockholders on April 21, 2009, the terms of which are described in detail in our special meeting proxy statement filed on March 23, 2009. In conformity with preferred corporate governance practices, our NEOs were explicitly excluded from this option exchange. The Compensation Committee plans to continue to evaluate the proper equity compensation mix for the CEO and all other NEOs each year and may change its practices as it deems appropriate in the future.

Pricing of and Accounting for Equity Awards

All grants of stock options have exercise prices equal to or exceeding the fair market value of the underlying shares of common stock on the grant date. All equity-based awards have been reflected in our consolidated financial statements, based on the applicable accounting guidance. Effective April 29, 2006, we adopted FAS 123R using the modified prospective method, which requires us to recognize stock-based compensation expense using the fair-value based method for all awards vesting on or after the date of adoption of FAS 123R. FAS 123R requires us to estimate and record an expense over the service period of the stock-based award. Accounting expenses have not played a significant role in the Compensation Committee’s determination on the amount of equity granted to NEOs.

Policies Regarding Granting of Equity Awards

Our revised Charter permits the Compensation Committee to create and delegate authority to an equity subcommittee. On March 10, 2009, the Compensation Committee established an equity subcommittee, which is comprised of one member of the Company’s Board of Directors and one member who is an executive officer of the Company pursuant to section 16(b) of the Securities Exchange Act. Effective upon the Board’s approval of the revised Charter, the Compensation Committee delegated to the equity subcommittee the authority to grant and amend equity-based awards to employees or other service providers which are Vice President level or below; provided, however that the Compensation Committee expressly retained, and the equity subcommittee has not been granted, the authority to grant or amend equity awards to Vice President’s which report directly to the CEO. The Compensation Committee will establish equity grant guidelines from time to time for the equity subcommittee’s consideration in approving such grants, and the Committee shall be informed on a regular basis of all grants made by the equity subcommittee which are outside of such guidelines.

Except in extraordinary circumstances as approved by the Compensation Committee, we grant stock options and RSUs to all of our employees (including our NEOs) on fixed dates. If the NEO is a new hire and is receiving an initial grant in connection with the commencement of employment, the grant becomes effective on the 15th (or the first business day following the 15th, in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the individual first commences employment with us. Regardless of the date of grant, vesting of the award commences from the first day of the person’s employment. Promotion and retention grants to NEOs become effective on the 15th or the first business day following the 15th, in the event that the 15th falls on a weekend or holiday) of the month that immediately follows the month in which the Compensation Committee approves the grant for such individual. Annual stock option and RSU grants to NEOs become effective on June 1st (or the first business day following June 1st, in the event that June 1st falls on a weekend or holiday). On November 11th, the Compensation Committee approved a change for annual stock option and RSU grants made to all other employees so that they become effective on December 15th (or the first business day following December 15th, in the event that December 15th falls on a weekend or holiday) rather than January 15th.

We do not have a policy or practice in place to grant equity awards that are timed to precede or follow the release or withholding of material nonpublic information.

Other Compensation for NEOs

Severance and Change of Control Arrangements

In considering total executive compensation for fiscal year 2009, the Compensation Committee recognized that we faced a potential risk of not being able to retain key senior executives in the event of an acquisition of the Company as a result of not having employment or severance agreements. In April 2008, the Compensation Committee began to discuss entering into change of control severance agreements with certain of our senior executives. The Compensation Committee worked with Radford, who provided various suggestions regarding the potential terms of a change of control severance agreement based on competitive market data from our Compensation Peer Group. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

In June 2008, the Compensation Committee approved the terms of a change of control severance agreement, and the Company entered into such agreement with certain of our senior executives, including each of the NEOs. In August 2009, the Compensation Committee approved the terms of and the Company entered into, Amended and Restated Change of Control Severance Agreements with each of Mr. Georgens and Mr. Warmenhoven. The terms of the individual Change of Control Severance Agreements are described in further detail in the section below titled “Potential Payments upon Termination or Change in Control.”

Perquisites

The Company’s NEOs are eligible to participate in the Company’s Executive Retirement Medical Plan, which provides medical coverage beyond the COBRA maximum benefit period to a defined group of retiring senior executives as a fully-insured plan based on minimum age, service and level of responsibility (that is, Executive Vice President or above), and was adopted by the Company as a method to retain the defined group of senior executives. Our NEOs are also entitled to a preventative care medical benefit not available to nonexecutives up to $2,500 per calendar year.

Other Benefits and Reimbursements

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. We offer up to $3,000 in a matching contribution under our 401(k) plan to each employee. The only retirement benefits that we offer our NEOs are those under the Executive Retirement Medical Plan.

The Board has adopted a travel policy whereby the Executive Chairman and Vice Chairman are permitted for business travel to fly private or charter aircraft within certain limitations. The Executive Chairman and Vice Chairman are two of the most frequently traveled senior executives of the Company and are often required to travel on extremely short notice and to areas that have limited access to commercial flights. Because the reimbursement is for business travel only and is integrally and directly related to the performance of the executives’ duties, the Company’s reimbursement is not compensation or a perquisite. Subject to an annual cap of $800,000, the Executive

Chairman is reimbursed for expenses incurred in the operation of his privately owned aircraft when used for Company business, provided such expenses do not exceed the rate charged for equivalent commercial charter travel. The Vice Chairman is reimbursed for the actual cost of chartering an aircraft for his qualified business travel as defined in the policy and is also subject to an annual cap of $500,000.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Our Amended and Restated 1995 Stock Incentive Plan and our Amended and Restated 1999 Stock Option Plan are structured so that any compensation recognized by an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation and will not be subject to the $1 million limitation. In addition, our Amended and Restated 1999 Stock Option Plan allows our Compensation Committee to structure equity awards other than stock options as performance based compensation under Section 162(m). At the 2007 Annual Meeting, stockholders approved the Executive Compensation Plan so that cash bonuses paid thereunder would be structured to allow for a deduction under Section 162(m). The Compensation Committee, however, periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to comply with their rules and to maximize deductibility.

The information contained in the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
of the Board of Directors:

Ed Kozel
Robert T. Wall, Chairman

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for the fiscal years ended April 24, 2009, April 25, 2008 and April 27, 2007.

								Change in
								Pension Value
								and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)		($)(4)	($)(5)	($)

Daniel J. Warmenhoven	2009	$859,231	—	—	$3,400,420	$535,266	(6)	$(105,017)	$3,612	$4,693,512
Chief Executive	2008	$786,538	—	—	$3,327,060	$507,160	(6)	$1,285,280	$1,738	$5,907,776
Officer(†)	2007	$709,615	—	—	$3,714,835	$986,365	(6)	$1,016,567	$2,600	$6,429,982
Thomas Georgens	2009	$590,769	—	$138,452	$2,257,648	$339,716	(8)	—	$1,493	$3,328,078
President and Chief	2008	$511,154	—	$138,569	$1,962,119	$304,239	(8)	—	$1,738	$2,917,819
Operating Officer(†)	2007	$405,769	—	$138,569	$2,551,575	$451,215	(8)	—	$907	$3,548,035
Steven J. Gomo	2009	$472,115	—	—	$659,509	$248,861	(7)	—	—	$1,380,485
Executive Vice	2008	$411,538	—	—	$722,193	$224,535	(7)	—	$1,738	$1,360,004
President and Chief	2007	$366,923	—	—	$968,340	$306,013	(7)	—	$1,416	$1,642,692
Financial Officer
Thomas F. Mendoza	2009	$590,769	—	—	$1,316,406	$339,716	(9)	—	$3,612	$2,250,503
Vice Chairman	2008	$582,500	—	—	$1,472,379	$346,704	(9)	—	$1,738	$2,403,321
	2007	$440,385	—	—	$2,337,808	$520,314	(9)	—	$2,600	$3,301,107
Robert E. Salmon	2009	$513,769	—	$384,188	$1,444,792	$270,818	(10)	—	$1,260	$2,614,827
Executive Vice	2008	$486,538	—	$384,520	$1,623,868	$265,455	(10)	—	$1,738	$2,762,119
President, Field	2007	$405,769	—	$169,427	$1,721,628	$451,215	(10)	—	$907	$2,748,946
Operations

(†)	Effective August 19, 2009, Mr. Georgens was appointed Chief Executive Officer and President, and Mr. Warmenhoven was appointed Executive Chairman.

(1)	Stock awards consist of Restricted Stock and RSUs. The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS 123R for stock awards for the fiscal years ended April 24, 2009, April 25, 2008 and April 27, 2007. The amounts disregard estimates of forfeitures related to service-based vesting conditions that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for stock awards that were granted in fiscal years 2006 and 2007. Assumptions used in the valuations of these awards are included in Note 5 of the Company’s Annual Report on Form 10-K as filed with the SEC on June 17, 2009. These amounts do not necessarily represent actual value that may be realized by the NEOs.

(2)	The amounts shown represent the compensation cost recognized for financial statement reporting purposes in accordance with FAS 123R for stock option awards for the fiscal years ended April 24, 2009, April 25, 2008 and April 27, 2007. The amounts disregard estimates of forfeitures related to service-based vesting conditions that are included in the financial reporting. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for option awards that were granted in fiscal years 2005 through 2009. Assumptions used in the valuations of these awards are included in Note 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009, as filed with the SEC on June 17, 2009. These amounts do not necessarily represent actual value that may be realized by the NEOs.

(3)	Amounts shown consist of payouts under the Company’s Executive Compensation Plan paid based upon the Company achieving 103.9% of its fiscal 2007 plan, 87.5% of its fiscal 2008 plan, and 73.9% of its fiscal 2009 plan.

(4)	Amounts consist of executive contributions plus aggregate earnings in the last fiscal year. Deferrals are placed at the participant’s direction into a variety of publicly traded mutual funds. These amounts are also reported in the Nonqualified Deferred Compensation Table below under the columns entitled “Executive Contributions in the Last Fiscal Year” and “Aggregate Earnings in the Last Fiscal Year.”

(5)	The amounts shown represent the imputed income of term life insurance in excess of $50,000.

(6)	Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Warmenhoven received 47.9% of his nonequity incentive compensation target, which is 62% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Warmenhoven received 49.6% of his nonequity incentive compensation target, which is 64% of his base compensation earnings for fiscal 2008. Fiscal 2007 is based upon the Company achieving 103.9% of its targeted operating profit, and Mr. Warmenhoven received 139% of his nonequity incentive compensation target, which is 139% of his base compensation earnings for fiscal 2007.

(7)	Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Gomo received 47.9% of his nonequity incentive compensation target, which is 53% of his base compensation earnings for fiscal 2008. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Gomo received 49.6% of his nonequity incentive compensation target, which is 55% of his base compensation earnings for fiscal 2008. Fiscal 2007 is based upon the Company achieving 103.9% of its targeted operating profit, and Mr. Gomo received 139% of his nonequity incentive compensation target, which is 83% of his base compensation earnings for fiscal 2007.

(8)	Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Georgens received 47.9% of his nonequity incentive compensation target, which is 58% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Georgens received 49.6% of his nonequity incentive compensation target, which is 60% of his base compensation earnings for fiscal 2008. Fiscal 2007 is based upon the Company achieving 103.9% of its targeted operating profit, and Mr. Georgens received 139% of his nonequity incentive compensation target, which is 111% of his base compensation earnings for fiscal 2007.

(9)	Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Mendoza received 47.9% of his nonequity incentive compensation target, which is 58% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Mendoza received 49.6% of his nonequity incentive compensation target, which is 60% of his base compensation earnings for fiscal 2008. Fiscal 2007 is based upon the Company achieving 103.9% of its targeted operating profit, and Mr. Mendoza received 139% of his nonequity incentive compensation target, which is 118% of his base compensation earnings for fiscal 2007.

(10)	Based upon the Company achieving 73.9% of its targeted operating profit, Mr. Salmon received 47.9% of his nonequity incentive compensation target, which is 53% of his base compensation earnings for fiscal 2009. Fiscal 2008 is based upon the Company achieving 87.5% of its targeted operating profit, and Mr. Salmon received 49.6% of his nonequity incentive compensation target, which is 55% of his base compensation earnings for fiscal 2008. Fiscal 2007 is based upon the Company achieving 103.9% of its targeted operating profit, and Mr. Salmon received 139% of his nonequity incentive compensation target, which is 111% of his base compensation earnings for fiscal 2007.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2009, which ended on April 24, 2009.

									All Other
								All Other	Option
								Stock	Awards:		Exercise	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Awards:	Number of		or Base	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Securities		Price of	of Stock
		Awards(1)			Awards			Shares of	Underlying		Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options		Awards	Awards
Name	Date	($)	($)(2)	($)(3)	(#)	(#)	(#)	Units (#)	(#)(4)		($/Sh)(5)	($)(6)

Daniel J. Warmenhoven	6/2/2008	—	—	—	—	—	—	—	400,000	(7)	$23.79	$3,312,720
		—	$1,976,230	$3,952,461	—	—	—	—	—		—	—
Thomas Georgens	6/2/2008	—	—	—	—	—	—	—	200,000	(8)	$23.79	$1,656,360
		—	$1,299,692	$2,599,354	—	—	—	—	—		—	—
Steven J. Gomo	6/2/2008	—	—	—	—	—	—	—	75,000	(7)	$23.79	$621,135
		—	$991,442	$1,982,884	—	—	—	—	—		—	—
Thomas F. Mendoza	6/2/2008	—	—	—	—	—	—	—	200,000	(7)	$23.79	$1,656,360
		—	$1,299,692	$2,599,384	—	—	—	—	—		—	—
Robert E. Salmon	6/2/2008	—	—	—	—	—	—	—	100,000	(8)	$23.79	$828,180
		—	$1,078,915	$2,757,831	—	—	—	—	—		—	—

(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Compensation Committee at its July 2008 meeting.

(2)	The estimated payouts are based upon the Company achieving 100% of its targeted operating profit for fiscal 2009.

(3)	The Executive Compensation Plan is capped at a maximum of 200% of the target cash payouts for the applicable fiscal year.

(4)	The exercise price for all options granted to the NEOs is 100% of the fair market value of the shares on the grant date. The actual value of the option will depend on the market value of the Company’s common stock at the date in the future when the option is exercised.

(5)	The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

(6)	The amounts shown represent the total fair value of the award calculated as of the grant date in accordance with FAS 123R. This amount is expensed in the financial statements over the service period of the award. Assumptions used in the valuations of these awards are included in Note 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009, as filed with the SEC on June 17, 2009. These amounts do not necessarily represent the actual value that may be realized by the NEOs.

(7)	The stock option was granted under the Discretionary Option Grant Program of the 1999 Plan. The option has a maximum term of seven years measured from the grant date, subject to earlier termination upon the individual’s cessation of service with the Company. The option vests in a series of equal monthly installments over 48 months of service beginning with the month following the grant date.

(8)	The stock option was granted under the Discretionary Option Grant Program of the 1995 Plan. The option has a maximum term of seven years measured from the grant date, subject to earlier termination upon the individual’s cessation of service with the Company. The option vests in a series of equal monthly installments over 48 months of service beginning with the month following the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options and stock awards held by the NEOs as of April 24, 2009.

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
				Equity						Awards:	Payout
				Incentive						Number of	Value of
				Plan Awards:					Market	Unearned	Unearned
	Number of	Number of		Number of			Number of		Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or		Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised		Unexercised			Stock That		Stock That	Rights	Rights That
	Options	Options		Unearned	Option	Option	Have Not		Have Not	That Not	Have Not
	(#)	(#)		Options	Exercise	Expiration	Vested		Vested	Vested	Vested
	Exercisable	Unexercisable		(#)	Price	Date	(#)		($)(1)	(#)	($)

Daniel J. Warmenhoven	2,648	—			$14.167	1/2/2010	—		—	—	—
	500,000	—			$53.907	1/31/2010	—		—	—	—
	2,187	—			$17.146	1/1/2011	—		—	—	—
	795,040	—			$20.160	4/25/2011	—		—	—	—
	3,153	—			$7.927	1/1/2012	—		—	—	—
	233,473	—			$15.320	2/6/2012	—		—	—	—
	120,000	—			$15.320	2/6/2012	—		—	—	—
	400,000	—			$9.990	10/31/2012	—		—	—	—
	7,009	—			$3.567	1/1/2013	—		—	—	—
	393,636	—			$15.711	5/8/2013	—		—	—	—
	3,617	—			$6.910	1/1/2014	—		—	—	—
	294,798	—			$19.220	6/16/2014	—		—	—	—
	335,416	14,584	(2)		$29.240	5/31/2015	—		—	—	—
	318,750	131,250	(3)		$32.500	5/31/2013	—		—	—	—
	160,416	189,584	(4)		$30.740	5/31/2014	—		—	—	—
	83,333	316,667	(5)		$23.790	6/1/2015	—		—	—	—
Thomas Georgens	308,999	50,001	(6)		$27.810	11/14/2015	5,000	(7)	$93,150	—	—
	70,833	29,167	(3)		$32.500	5/31/2013	—		—	—	—
	45,833	54,167	(4)		$30.740	5/31/2014	—		—	—	—
	87,500	212,500	(8)		$21.400	2/14/2015	—		—	—	—
	41,666	158,334	(5)		$23.790	6/1/2015	—		—	—	—
Steven J. Gomo	100,000	—			$7.449	8/11/2012	—		—	—	—
	100,000	—			$9.990	10/31/2012	—		—	—	—
	80,000	—			$15.711	5/8/2013	—		—	—	—
	90,000	—			$19.170	5/2/2014	—		—	—	—
	50,000	—			$20.610	9/1/2014	—		—	—	—
	67,083	2,917	(2)		$29.240	5/31/2015	—		—	—	—
	70,833	29,167	(3)		$32.500	5/31/2013	—		—	—	—
	22,916	27,084	(4)		$30.740	5/31/2014	—		—	—	—
	15,625	59,375	(5)		$23.790	6/1/2015	—		—	—	—
Thomas F. Mendoza	300,000	—			$53.907	1/31/2010	—		—	—	—
	75,000	—			$58.000	5/9/2010	—		—	—	—
	41,667	—			$9.990	10/31/2012	—		—	—	—
	43,750	—			$15.711	5/8/2013	—		—	—	—
	850,000	—			$24.690	10/30/2013	—		—	—	—
	60,417	4,167	(2)		$29.240	5/31/2015	—		—	—	—
	90,625	43,750	(3)		$32.500	5/31/2013	—		—	—	—
	68,750	81,250	(4)		$30.740	5/31/2014	—		—	—	—
	41,666	158,334	(5)		$23.790	6/1/2015	—		—	—	—

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
				Equity						Awards:	Payout
				Incentive						Number of	Value of
				Plan Awards:					Market	Unearned	Unearned
	Number of	Number of		Number of			Number of		Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or		Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised		Unexercised			Stock That		Stock That	Rights	Rights That
	Options	Options		Unearned	Option	Option	Have Not		Have Not	That Not	Have Not
	(#)	(#)		Options	Exercise	Expiration	Vested		Vested	Vested	Vested
	Exercisable	Unexercisable		(#)	Price	Date	(#)		($)(1)	(#)	($)

Robert E. Salmon	24,000	—			$18.500	10/31/2009	2,500	(9)	$46,575	—	—
	148	—			$14.167	1/2/2010	15,000	(10)	$279,450	—	—
	150,000	—			$53.907	1/31/2010	—		—	—	—
	2,187	—			$17.146	1/1/2011	—		—	—	—
	100,000	—			$20.160	4/25/2011	—		—	—	—
	30,000	—			$15.320	2/6/2012	—		—	—	—
	25,000	—			$15.320	2/6/2012	—		—	—	—
	75,000	—			$15.711	5/8/2013	—		—	—	—
	120,000	—			$19.170	5/2/2014	—		—	—	—
	50,000	—			$20.610	9/1/2014	—		—	—	—
	67,083	2,917	(2)		$29.240	5/31/2015	—		—	—	—
	60,936	14,064	(11)		$34.240	3/14/2016	—		—	—	—
	70,833	29,167	(3)		$32.500	5/31/2013	—		—	—	—
	70,312	54,688	(12)		$39.830	1/15/2014	—		—	—	—
	45,833	54,167	(4)		$30.740	5/31/2014	—		—	—	—
	20,833	79,167	(5)		$23.790	6/1/2015	—		—	—	—

(1)	The market value for stock awards is calculated based on a market value of $18.63, the closing price of the Company’s common stock on April 24, 2009, multiplied by the number of shares.

(2)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 1, 2009, subject to continued service through each applicable vesting date.

(3)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 1, 2010, subject to continued service through each applicable vesting date.

(4)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 1, 2011, subject to continued service through each applicable vesting date.

(5)	1/48th of the option shares vest monthly over four years measured from the grant date. The option will be fully vested on June 2, 2012, subject to continued service through each applicable vesting date.

(6)	25% of the option shares vested one year from the individual’s date of hire on October 17, 2006, and 1/48th of the option shares vest monthly thereafter for the next 36 months. The option will be fully vested on October 17, 2009, subject to continued service through each applicable vesting date.

(7)	25% of the shares vested on each of the annual anniversaries of the grant date (that is, November 15th of 2006, 2007 and 2008) and the final 25% of the shares will vest on November 15, 2009, subject to continued service through such date, when the award will be fully vested.

(8)	25% of the option shares vested on January 29, 2009, and 1/48th of the option shares vest monthly in equal installments thereafter for the next 36 months. The option will be fully vested on January 29, 2012, subject to continued service through each applicable vesting date.

(9)	25% of the shares vested on each annual anniversary of the grant date (that is, on March 22nd of 2007, 2008 and 2009), and the final 25% of the shares will vest on March 22, 2010, subject to continued service through such date, when the award will be fully vested.

(10)	25% of the shares vested on each of the annual anniversaries of the grant date (that is, on January 16th of 2008 and 2009), and 25% of the shares will vest annually in equal installments thereafter for the next two years. All shares will be fully vested on January 16, 2011, subject to continued service through each applicable vesting date.

(11)	25% of the option shares vested on January 9, 2007, and 1/48th of the option shares vest monthly in equal installments thereafter for the next 36 months. The option will be fully vested on January 9, 2010, subject to continued service through each applicable vesting date.

(12)	1/48th of the option shares vest monthly in equal installments over four years measured from the grant date. The option will be fully vested on January 16, 2011, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested for Fiscal 2009

The following table provides information regarding options and stock awards exercised and vested, respectively, and value realized for each of the NEOs during the fiscal year that ended on April 24, 2009.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value Realized on
	Exercise	Exercise	Vesting		Vesting
Name	(#)	($)(1)	(#)		($)(2)

Daniel J. Warmenhoven	973,053	$5,639,347	—		—
Thomas Georgens	—	—	5,000	(3)	$61,500
Steven J. Gomo	—	—	—		—
Thomas F. Mendoza	—	—	—		—
Robert E. Salmon	—	—	10,000	(4)	$149,000

(1)	Based on the market price of the Company’s common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised

(2)	Based on the market price of the Company’s common stock on the vesting date, multiplied by the number of shares vested

(3)	Of this amount, 1,787 shares were withheld by the Company to satisfy tax withholding requirements

(4)	Of this amount, 3,925 shares were withheld by the Company to satisfy tax withholding requirements

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) Plans as permitted and in compliance with Internal Revenue Code Section 409A. Eligible employees may defer an elected percentage of eligible earnings that include Base Salary, Sales Incentive Compensation, and Company Incentive Compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in the Company 401(k) Plan. Available mutual funds are selected and monitored by the 401(k) Compensation Committee which is comprised of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither Company common stock nor securities of any other issuers are included among the investment choices. However, it is possible that Company common stock may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial election, the participant must also elect a distribution option. Distribution options include a Separation Account (paid six months after termination of employment) or an In-Service Account (paid at a specified fixed future date). Participants are not permitted to change the timing of a Separation Account. In-Service Account distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an In-Service Account, but any such modification to timing must delay the distribution for at least five years.

The following table represents the executive contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	End of
	Year	Year	Year	Distributions	Last Fiscal Year
Name	($)(1)	($)(2)	($)	($)	($)(4)

Daniel J. Warmenhoven(3)	$487,018	—	$(692,034)	—	$2,280,784
Steven J. Gomo	—	—	—	—	—
Thomas Georgens	—	—	—	—	—
Thomas F. Mendoza	—	—	—	—	—
Robert E. Salmon	—	—	—	—	—

(1)	Represents amounts deferred, which is reported as compensation to Mr. Warmenhoven in the Summary Compensation Table.

(2)	The Company does not make contributions to the Deferred Compensation Plan.

(3)	Mr. Warmenhoven is the only NEO who participated in the Deferred Compensation Plan in fiscal 2009.

(4)	Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year.

Pension Benefits

The Company does not provide pension benefits or a defined contribution plan to the NEOs other than the tax-qualified 401(k) plan.

Potential Payments upon Termination or Change in Control

Change of Control Severance Agreements

In June 2008, the Compensation Committee approved the terms of a change of control severance arrangement. Thereafter, we entered into a Change of Control Severance Agreement with certain senior executives, including each of the NEOs. In August 2009 the Compensation Committee approved the terms of, and we entered into, Amended and Restated Change of Control Severance Agreements with each of Mr. Georgens and Mr. Warmenhoven. The Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company, and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Severance Agreement has an initial term of three years. On the third anniversary of the effective date of the Change of Control Severance Agreement, the Change of Control Severance Agreement will renew automatically for an additional one-year term unless either party provides the other with a notice of nonrenewal at least 60 days prior to the date of automatic renewal. If a Change of Control (as defined below) occurs at any time during the term of the agreement, the term of the Change of Control Severance Agreement will extend automatically for 12 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Severance Agreement, the Change of Control Severance Agreement will not terminate until all of obligations of the Change of Control Severance Agreement have been satisfied.

Circumstances Triggering Payment Under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination occurs on or within 12 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 12 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 12 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has a general severance policy applicable to all employees (including the NEOs) providing for additional weeks of pay based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online database. However, if the named senior executive officer is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, or other arrangement.

Timing and Form of Severance Payments Under Change of Control Severance Agreement

Unless otherwise required by Section 409A of the Internal Revenue Code, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum as soon as practicable following the senior executive’s termination date. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 12 months after a Change of Control, the senior executive will receive the following benefits:

•	The Change of Control Severance Agreement entered into with Mr. Georgens provides that equity awards will vest in full as to 100% of the unvested portion of the award.

•	all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (provided, however, that an senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement);

•	the sum of (1) 200% (250% in the case of Mr. Georgens) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control, and (2) 100% of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;

•	accelerated vesting of the senior executive’s outstanding equity awards as follows:

•	Prior to entering into the Change of Control Severance Agreements, the Company had a contractual obligation to certain senior executives to provide for accelerated vesting of equity awards in certain circumstances. As a result, the Change of Control Severance Agreement entered into between the Company and each of Mr. Warmenhoven, Mr. Gomo and Mr. Mendoza provides that equity awards granted on or before June 19, 2008 will vest in full as to 100% of the unvested portion of the award. All outstanding equity awards granted after June 19, 2008 that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his or her outstanding equity awards granted after June 19, 2008 that are scheduled to vest pursuant to performance-based criteria, if any.

•	The Change of Control Severance Agreements entered into with the remaining senior executives provide that equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any.

•	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post termination exercise period will not extend beyond the original maximum term of the award);

•	if the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (or 24 months in the case of Mr. Georgens), or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans.

Conditions to Receipt of Severance Under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective no later than March 15 of the year following the year in which the termination occurs.

Excise Tax Under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such nonperformance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (Person), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be considered a Change of Control; (2) a change in the effective control of the Company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Internal Revenue Code.

Mr. Georgens’ Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Georgens’ authority or responsibilities; and any change which results in Mr. Georgens ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Georgens’ reporting position so that he no longer reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

Mr. Warmenhoven’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of following, without his consent: (1) a material reduction of his authority or responsibilities, or a change in his reporting position such that he no longer reports directly to the Chief Executive Officer of the parent corporation in a group of controlled corporations following a Change of Control, ceases to serve as Executive Chairman following a Change of Control as he did prior to the Change of Control, or does not maintain the same general duties and job responsibilities for the parent entity following a Change of Control; (2) a material reduction his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

Mr. Gomo’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, or a change in his reporting position such that he no longer reports directly to the CEO of the parent corporation in a group of controlled corporations following a Change of Control; (2) a material reduction in his base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

The Change of Control Severance Agreement for each of the remaining senior executives defines Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (Base Compensation), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain the substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

Estimated Payments Pursuant to Change of Control Severance Agreements

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the senior executives pursuant to the Change of Control Severance Agreements. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2009 (April 24, 2009), and the price per share of the Company’s common stock is the closing price of the NASDAQ Global Select Market as of that date ($18.63). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

		Potential Payments Upon:
		Involuntary Termination			Voluntary Termination
		Other Than For Cause			For Good Reason
			On or Within			On or Within
			12 Months			12 Months
		Prior to	Following		Prior to	Following
		Change of	Change of		Change of	Change of
		Control	Control		Control	Control
Name	Type of Benefit(1)	($)	($)		($)	($)

Daniel J. Warmenhoven	Cash severance payments		$4,373,699	(4)		$4,373,699	(4)
	Vesting acceleration(2)	—	—	(5)	—	—	(5)
	Continued coverage of employee benefits(3)(6)	$665,818	$665,818		$665,818	$665,818
	Total termination benefits	$665,818	$5,039,517		$665,818	$5,039,517
	Total previously vested equity value	$5,971,799	$5,971,799		$5,971,799	$5,971,799
	Full “walk away” value	$6,637,617	$11,011,316		$6,637,617	$11,011,316

Thomas Georgens	Cash severance payments		$2,667,315	(7)		$2,667,315	(7)
	Vesting acceleration(2)	—	$93,145	(8)	—	$93,145	(8)
	Continued coverage of employee benefits(3)	—	$33,179	(9)	—	$33,179	(9)
	Total termination benefits	—	$2,793,639		—	$2,793,639
	Total previously vested equity value	—	—		—	—
	Full “walk away” value	—	$2,793,639		—	$2,793,639

Steven J. Gomo	Cash severance payments	—	$2,112,995	(7)	—	$2,112,995	(7)
	Vesting acceleration(2)	—	—	(5)	—	—	(5)
	Continued coverage of employee benefits(3)	$966,612	$966,612		$966,612	$966,612
	Total termination benefits	$966,612	$3,079,607		$966,612	$3,079,607
	Total previously vested equity value	$2,215,620	$2,215,620		$2,215,620	$2,215,620
	Full “walk away” value	$3,182,232	$5,295,227		$3,182,232	$5,295,227
Thomas F. Mendoza	Cash severance payments	—	$2,709,780	(7)	—	$2,709,780	(7)
	Vesting acceleration(2)	—	—	(5)	—	—	(5)
	Continued coverage of employee benefits(3)	$665,818	$665,818		$665,818	$665,818
	Total termination benefits	$665,818	$3,375,598		$665,818	$3,375,598
	Total previously vested equity value	$487,709	$487,709		$487,709	$487,709
	Full “walk away” value	$1,153,527	$3,863,307		$1,153,527	$3,863,307

Robert E. Salmon	Cash severance payments	—	$2,320,531	(7)	—	$2,320,531	(7)
	Vesting acceleration(2)	—	$326,007	(8)	—	$326,007	(8)
	Continued coverage of employee benefits(3)	—	$33,179	(9)	—	$33,179	(9)
	Total termination benefits	—	$2,679,717		—	$2,679,717
	Total previously vested equity value	$408,001	$408,001		$408,001	$408,001
	Full “walk away” value	$408,001	$3,087,718		$408,001	$3,087,718

(1)	Reflects the terms of the senior executive’s Change of Control Severance Agreement entered into with the Company as of April 24, 2009. Does not reflect the terms of the Amended and Restated Change of Control Agreements entered into between each of Mr. Georgens and Mr. Warmenhoven in August 2009.

(2)	Reflects the aggregate value of unvested option grants with exercise prices less than or equal to $18.63 and other equity awards. For unvested option grants with an exercise prices less than or equal to $18.63, aggregate market value is determined by multiplying (1) the number of shares subject to such options as of April 24, 2009 by (2) the difference between $18.63 and the exercise price of such options. Does not reflect any dollar value associated with the acceleration of options with exercise prices in excess of $18.63. For unvested restricted stock and/or restricted stock units, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 24, 2009 by (2) $18.63. If there is no amount listed above, all of the senior executive’s unvested outstanding options have an exercise price in excess of $18.63 and the individual does not hold any unvested restricted stock and/or restricted stock units.

(3)	Assumes the senior executive does not elect to continue coverage of employee benefits under COBRA, but assumes continued coverage under the Company’s Executive Medical Retirement Plan.

(4)	Pursuant to Mr. Warmenhoven’s Change of Control Severance Agreement in effect at April 24, 2009, this amount represents the sum of 250% of Mr. Warmenhoven’s annual base salary and 100% of Mr. Warmenhoven’s target annual bonus. Under the terms of Mr. Warmenhoven’s Amended and Restated Change of Control Severance Agreement entered into in August 2009, he will receive 200% of his annual base salary and 100% of his target annual bonus.

(5)	Pursuant to the Change of Control Severance Agreement, equity awards granted on or before June 19, 2008 will vest in full as to 100% of the unvested portion of the award. All outstanding equity awards granted after June 19, 2008 that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards granted after June 19, 2008 that are scheduled to vest pursuant to performance-based criteria.

(6)	Pursuant to Mr. Warmenhoven’s Change of Control Severance Agreement, if he elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse him for the COBRA premiums for such coverage until the earlier of (1) 24 months, or (2) the date upon which Mr. Warmenhoven and/or his eligible dependents are covered under similar plans. However, the amounts in this chart are based on the assumption that Mr. Warmenhoven does not elect to continue coverage of employee benefits under COBRA, but is covered under the Company’s Executive Medical Retirement Plan. Under the terms of Mr. Warmenhoven’s Amended and Restated Change of Control Severance Agreement entered into in August 2009, reimbursement for COBRA continuation coverage premiums is available until the earlier of (1) 18 months, or (2) the date upon which Mr. Warmenhoven and/or his eligible dependents are covered under similar plans.

(7)	Pursuant to the terms of the Change of Control Severance Agreement in effect at April 24, 2009, this amount represents the sum of 200% of the senior executive’s annual base salary and 100% of the senior executive’s target annual bonus. Under the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement entered into in August 2009, he will receive 250% of his annual base salary and 100% of his target annual bonus.

(8)	Pursuant to the terms of the Change of Control Severance Agreement in effect at April 24, 2009, equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 24 month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria. Under the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement entered into in August 2009, all of his outstanding equity awards will vest.

(9)	Pursuant to the terms of the Change of Control Severance Agreement in effect at April 24, 2009, if the senior executive elects continuation coverage pursuant to COBRA for senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months, or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans. However, the amounts in this chart are based on the assumption that the senior executive does not elect to continue coverage of employee benefits under COBRA, but is covered under the Company’s Executive Medical Retirement Plan. Under the terms of Mr. Georgens’ Amended and Restated Change of Control Severance Agreement entered into in August 2009, reimbursement for COBRA continuation coverage premiums was extended until the earlier of (1) 24 months, or (2) the date upon which Mr. Georgens and/or his eligible dependents are covered under similar plans.

Equity Compensation Plan Information

The following table provides information as of April 24, 2009, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options and awards as of April 24, 2009, and the weighted average exercise price.

	A		B		C
	Number of Securities				Number of Securities Remaining
	to be Issued upon				Available for Future Issuance
	Exercise of		Weighted Average		Under Equity Compensation
	Outstanding Options		Exercise Price of		Plans (Excluding Securities
	and RSU Awards		Outstanding Options		Reflected in Column A)

Equity compensation plans approved by stockholders(1)	70,026,407	(2)	$29.46	(3)	19,273,269	(4)
Total(5)	70,026,407		$29.46		19,273,269

(1)	The category consists of the 1995 Plan, the 1999 Plan and the Purchase Plan.

(2)	Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs, or (2) the closing selling price per share on the semiannual purchase date.

(3)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price. When RSUs are included, the weighted average exercise price is $27.20 per share.

(4)	Includes 15,897,185 shares of common stock available for issuance under the 1999 Plan, of which 5,445,513 shares may be issued as RSUs; and 3,376,084 shares are available for issuance under the Purchase Plan.

(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 24, 2009, a total of 1,545,393 shares of the Company’s common stock were issuable upon exercise of outstanding options and RSUs under those assumed plans. The weighted average exercise price of the outstanding options is $21.08 per share. This number does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price. When RSUs are included, the weighted average exercise price is $20.09 per share. No additional awards may be made under those assumed plans.

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended April 24, 2009, which are included in the Company’s Annual Report on Form 10-K for that fiscal year.

In accordance with its written charter (“the Charter”), the Audit Committee oversees and assists the Board in fulfilling its responsibility for monitoring the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews the Charter annually to reassess the adequacy of the Charter. During fiscal 2009, the Audit Committee reviewed the Charter in accordance with current regulations and requirements. In addition, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, corporate controller and independent auditors prior to public release. The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight of the work of the Company’s internal and independent auditors, and such internal and independent auditors report directly to the Audit Committee.

Management is responsible for the Company’s internal controls over financial reporting and for the preparation of the consolidated financial statements. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal and independent audits, the results of the audits and other nonaudit services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and the Audit Committee discussed with the independent auditors their independence and satisfied itself as to the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2009, as filed with the SEC on June 17, 2009.

Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” as determined by the Board of Directors and in compliance with the rules of the National Association of Securities Dealers, Inc. and the Exchange Act.

Submitted by the Audit Committee
of the Board of Directors

Nicholas G. Moore, Chairman
Alan L. Earhart
George T. Shaheen

AUDITOR FEES

The Audit Committee preapproves services performed by the independent auditors and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees to the Company for the fiscal years ended April 24, 2009 and April 25, 2008, respectively, represent fees billed or to be billed by the Company’s independent accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche). During fiscal 2009, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	Fiscal Year Ended
	2009	2008

Audit fees(1)	$4,023,000	$3,581,000
Audit-related fees(2)	$52,000	507,000

Total audit and audit-related fees	$4,075,000	$4,088,000
Tax fees(3)	$1,021,000	745,000
All other fees

Total fees	$5,096,000	$4,833,000

(1)	Includes fees for professional services related to the fiscal years ended April 24, 2009 and April 25, 2008 rendered for the audit of the Company’s annual consolidated financial statements; the audit of management’s assessment of our internal control over financial reporting and Deloitte & Touche’s audit of our internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q; and foreign statutory audits.

(2)	Includes fees for accounting consultations; in fiscal year ended April 24, 2009, fees incurred in connection with our Option Exchange Program, and, in fiscal year ended April 25, 2008, the performance of comfort procedures associated with our issuance of convertible debentures.

(3)	Includes fees for tax consulting services associated with international and acquisition strategies.

The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, the Committee was composed of Mr. Wall, Mr. Kozel and Ms. Bartz. None of these individuals was at any time during the 2009 fiscal year, or at any other time, an officer or employee of the Company. As noted above, Ms. Bartz resigned from her position as Chair of the Compensation Committee, and any other Board committee positions, on February 12, 2009, and she resigned from her position as a nonemployee Board member on April 1, 2009. Mr. Wall succeeded Ms. Bartz as Chair of the Compensation Committee. As noted elsewhere, Mr. Kozel is not standing for re-election to the Board and will therefore cease to be a member of the Board or of any committee thereof immediately prior to the 2009 Annual Meeting. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons. Specifically, the Corporate Governance and Nominating Committee has the authority to:

•	Review and monitor the Company’s Code of Business Conduct and Ethics;

•	Consider questions of possible conflicts of interest of members of the Board and corporate officers; and

•	Review actual and potential conflicts of interest of members of the Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

Pursuant to the Corporate Governance and Nominating Committee Charter, related persons include the Company’s directors and executive officers. If the determination is made that a related person has a material interest in any Company transaction, then the Company’s independent directors would review, approved or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

In May 2004, the Board of Directors adopted a travel policy whereby the Company’s Executive Chairman, Mr. Daniel J. Warmenhoven, is required to utilize a private airplane for business travel. In September, 2008, the Board increased the annual cap to $800,000 to remain in line with the increasing cost of fuel and travel expenses. Subject to the annual cap of $800,000, Mr. Warmenhoven will be reimbursed for expenses incurred in the operation of his private plane when used for Company business provided such expenses do not exceed the rate charged for equivalent commercial charter travel. The cost reimbursement shall occur on a quarterly basis with a $200,000 cap per quarter. Any amount unused in a particular quarter may be carried over to the following quarter. Any amount unused at the end of a fiscal year, however, may not carry over to the following fiscal year. During fiscal 2009, the Company recognized a total of $800,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Warmenhoven during 2008.

The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on or about June 17, 2009. Our Internet address is www.netapp.com. We make available through our Web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Steven J. Gomo, Chief Financial Officer of the Company at the Company’s principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

By Order of the Board of Directors

Thomas Georgens
Chief Executive Officer and President

August 20, 2009

© 2009 NetApp, Inc. All rights reserved. Specifications are subject to change without notice. NetApp, the NetApp logo, Go further, faster are trademarks or registered trademarks of NetApp, Inc. in the United States and/or other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

Appendix A
NETAPP, INC.
1999 STOCK OPTION PLAN
AS AMENDED AND RESTATED THROUGH AUGUST 17, 2009
ARTICLE ONE
GENERAL PROVISIONS
     I. PURPOSE OF THE PLAN
          This 1999 Stock Option Plan is intended to promote the interests of NetApp, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
          All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.
     II. STRUCTURE OF THE PLAN
          A. The Plan shall be divided into five separate equity programs:
               (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
               (ii) the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,
               (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,

               (iv) the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or
               (v) the Automatic Award Program (formerly known as the Automatic Option Grant Program) under which non-employee Board members shall automatically receive award grants at periodic intervals to purchase or receive shares of Common Stock.
          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.
     III. ADMINISTRATION OF THE PLAN
          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.
          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.
          D. Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

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          E. Administration of the Automatic Award Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to award grants made thereunder, except that the Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted under the Automatic Award Program, including, without limitation, the number of shares thereof, for awards granted on or after the date the Plan Administrator determines to make such change or revision.
     IV. ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:
               (i) Employees,
               (ii) non-employee Board members, and
               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.
          C. Only non-employee Board members shall be eligible to participate in the Automatic Award Program.

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     V. STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 89,330,429 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting, plus (ix) an additional increase of 6,600,000 shares authorized by the Board on July 11, 2008 and approved by the stockholders at the 2008 Annual Meeting. Pursuant to the one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares. In addition, shares issued under the Corporation’s 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.
          B. No one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.
          C. Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the

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Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances.
          D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number and/or class of securities for which automatic award grants are to be made subsequently under the Automatic Award Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
     I. OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

          C. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.
               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
               (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.
               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.
          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms

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upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
     II. INCENTIVE OPTIONS
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
          A. Eligibility. Incentive Options may only be granted to Employees.
          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
     III. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate

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Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.
          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.
          E. The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

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          F. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     IV. REPRICING OR CANCELLATION AND REGRANT OF OPTIONS
          The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE THREE
STOCK APPRECIATION RIGHTS PROGRAM
     I. STOCK APPRECIATION RIGHT TERMS
          Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.
          A. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
          B. Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
               1. The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times
               2. The number of shares of Common Stock with respect to which the stock appreciation right is exercised.
          At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.
          C. Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.
          D. Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.
          E. Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.
          B. Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          C. Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.
          D. The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.
          E. The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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     III. REPRICING OR CANCELLATION AND REGRANT OF STOCK APPRECIATION RIGHTS
          The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Company’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price.

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ARTICLE FOUR
STOCK ISSUANCE PROGRAM
     I. STOCK ISSUANCE TERMS
          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. The number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant, provided that during any calendar year, no Participant shall receive an award under the Stock Issuance Program covering more than 200,000 shares of Common Stock.
          A. Purchase Price.
               1. The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.
               2. Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:
               (i) cash or check made payable to the Corporation, or
               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. Vesting/Issuance Provisions.
               1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:
               (i) the Service period to be completed by the Participant or the performance objectives to be attained,
               (ii) the number of installments in which the awards are to vest,
               (iii) the interval or intervals (if any) which are to lapse between installments, and
               (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. For purposes of qualifying awards made under the Stock Issuance Program as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Plan Administrator on or before the Determination Date. In this connection, the Plan Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of awards made under the Stock Issuance Program under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Stock Issuance Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Stock Issuance Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Stock Issuance Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such

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Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Stock Issuance Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.
               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.
               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

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               6. Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Company.
               7. Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.
     II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.
          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

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     III. SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FIVE
PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM
     I. PERFORMANCE UNITS AND PERFORMANCE SHARES
          Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. The number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. To the extent any shares issued pursuant to awards granted under the Stock Issuance and Performance Share or Performance Unit Programs are forfeited or otherwise return to the Plan, such shares will not count against the foregoing limit and may once again be issued pursuant to awards under the Stock Issuance and Performance Share or Performance Unit Programs as if the original award were never granted.
          A. Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year, (a) no Participant will receive performance units having an initial value greater than $2,000,000, and (b) no Participant will receive more than 200,000 performance shares.
          B. Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.
          C. Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each Award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.
               1. General Performance Objectives. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion.

               2. Section 162(m) Performance Objectives. For purposes of qualifying grants of performance units/shares as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator, in its discretion, may determine that the performance objectives applicable to performance units/shares will be based on the achievement of Performance Goals. The Plan Administrator will set the Performance Goals on or before the Determination Date. In granting performance units/shares which are intended to qualify under Section 162(m) of the Code, the Plan Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the performance units/shares under Section 162(m) of the Code (e.g., in determining the Performance Goals). To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Plan Administrator shall, in writing, (A) designate one or more Participants to whom awards made under the Performance Share and Performance Unit Program shall be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals and amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between the Performance Goals and the amounts of such awards made under the Performance Share and Performance Unit Program, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Plan Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant shall be eligible to receive payment pursuant to an award intended to qualify as performance-based compensation under Section 162(m) of the Code made under the Performance Share and Performance Unit Program for a Performance Period only if the Performance Goals for such period are achieved. Notwithstanding any other provision of the Plan, any award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code shall be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
          D. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

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          E. Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.
          F. Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Company, and again will be available for grant under the Plan.
     II. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.
          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

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ARTICLE SIX
AUTOMATIC AWARD PROGRAM
          On August 17, 2000, the Board approved the following changes to the Automatic Award Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.
          On August 9, 2001, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.
          On May 16, 2006, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 15,000 shares to 20,000 shares.
          On July 13, 2007, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Award Program from ten (10) years to seven (7) years.
          On August 17, 2009, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2009 Annual Meeting: amend the Automatic Award Program so that the Plan Administrator may institute a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. With this amendment, the title of this Article Six was changed from “Automatic Option Grant Program” to “Automatic Award Program” and references in the Plan to the “Automatic Option Grant Program” were modified to reference the “Automatic Award Program.”

     I. GRANTING OF AUTOMATIC AWARDS
          A. Initial Award.
               1. Grant. Each individual who is first elected or appointed as a non-employee Board member (a “Nonemployee Director”) on or after the date of the 2009 Annual Meeting shall automatically be granted, on the date of such initial election or appointment (the “Initial Grant Date”), an award (the “Initial Award”) of either: (i) a Non-Statutory Option to purchase 55,000 shares of Common Stock; or (ii) if the Plan Administrator permits and such individual made a timely election in accordance with the terms of Section I.A.2 below, a Non-Statutory Option to purchase 27,500 shares of Common Stock and 9,166 restricted stock units (“RSUs”). However, the Nonemployee Director shall not receive any such award if he or she has previously been in the employ of the Corporation (or any Parent or Subsidiary).
               2. Election to Receive Non-Statutory Option and/or Restricted Stock Units. On or before the day immediately preceding an Initial Grant Date or such earlier deadline as may be established by the Board or its authorized designee, in its discretion (the “Initial Submission Deadline”), and if the Plan Administrator institutes an election program as described herein, an individual who may be granted an Initial Award may elect to receive such award in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.A.1(ii) above. Any such election must be submitted to the Secretary of the Corporation or his or her authorized designee in the form and manner specified by the Secretary or designee, and shall become irrevocable effective as of the Initial Submission Deadline. An individual who fails to make a timely election with respect to his or her Initial Award (if any) in accordance with the terms of this Section shall receive any such award in the form of a Non-Statutory Option to purchase 55,000 shares of Common Stock, provided that he or she has not previously been in the employ of the Corporation (or any Parent or Subsidiary)
          B. Annual Awards.
               1. Grants. On the date of each Annual Stockholders Meeting, beginning with the 2009 Annual Meeting, but after any stockholder votes are taken on such date, each Nonemployee Director who is to continue to serve as such shall automatically be granted an award (an “Annual Award”) of either: (i) a Non-Statutory Option to purchase 20,000 shares of Common Stock; or (ii) if the if the Plan Administrator permits and if the Nonemployee Director made a timely election in accordance with the terms of Section I.B.2 below, a Non-Statutory Option to purchase 10,000 shares of Common Stock and 3,333 RSUs. However, the Nonemployee Director shall not receive any such award unless he or she has served as a Nonemployee Director for at least six (6) months. There shall be no limit on the number of Annual Awards that any one Nonemployee Director may receive over his or her period of Board service.

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               2. Election to Receive Non-Statutory Option and/or Restricted Stock Units.
               (i) General. On or before December 31 of each calendar year, or such earlier deadline as may established by the Board or its authorized designee, in its discretion (the “Annual Submission Deadline”) and if the if the Plan Administrator institutes an election program as described herein, each individual who is then a Nonemployee Director may elect to receive any Annual Award to be granted to him or her in the immediately following calendar year in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.B.1(ii) above. Any such election must be submitted to the Secretary of the Corporation or his or her authorized designee in the form and manner specified by the Secretary or designee, and shall become irrevocable effective as of the Annual Submission Deadline.
               (ii) 2009 Annual Grant. Notwithstanding the foregoing, in the case of any Annual Award to be granted to a Nonemployee Director on the date of the 2009 Annual Stockholders Meeting (the “2009 Annual Award”), and if the if the Plan Administrator institutes an election program as described herein, the Nonemployee Director may elect to receive such award in the form of a Non-Statutory Option and/or RSUs, as provided in Section I.B.1(ii) above, by submitting such election to the Secretary or his or her authorized designee on or before the day immediately preceding the date of the 2009 Annual Stockholders Meeting, or such earlier deadline as may be established by the Board or its authorized designee, in its discretion (the “2009 Submission Deadline”). Any such election must be made in the form and manner specified by the Secretary or his or her authorized designee, and shall become irrevocable effective as of the 2009 Submission Deadline.
               (iii) Default. A Nonemployee Director who fails to make a timely election with respect to his or her Annual Award (if any) in accordance with the terms of this Section shall receive any such award in the form of a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that he or she has served as a Nonemployee Director for at least six (6) months.
     II. TERMS OF INITIAL AND ANNUAL AWARDS
          A. Award Agreement. Each award granted pursuant to the Automatic Award Program set forth in this Article Six (an “Automatic Award”) shall be evidenced by an agreement in such form as the Board or its authorized designee shall determine which complies with the terms specified below.
          B. Automatic Options.
               1. Exercise Price.

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               (i) The exercise price per share of each Non-Statutory Option granted under the Automatic Award Program (an “Automatic Option”) shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
               (ii) Such exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for any purchased shares must be made on the Exercise Date.
               2. Option Term. Each Automatic Option shall have a term of seven (7) years measured from the option grant date.
               3. Exercisability. Each Automatic Option shall be immediately exercisable for any or all of the shares subject to the option. However, any shares purchased under the Automatic Option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares.
               4. Vesting. Subject to the other provisions of this Section:
               (i) Initial Options. The shares subject to each Non-Statutory Option granted pursuant to an Initial Award shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, as follows: (a) five-elevenths (5/11) of such shares shall vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date, and (b) the remaining balance of the shares shall vest in a series of three (3) successive equal annual installments upon the Optionee’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the option grant date.
               (ii) Annual Options. The shares subject to each Non-Statutory Option granted pursuant to an Annual Award shall vest, and the Corporation’s repurchase right with respect to those shares shall lapse, upon the Optionee’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the option grant date.
               5. Effect of Cessation of Board Service. The following provisions shall govern the exercise of any Automatic Option held by the Optionee at the time the Optionee ceases to serve as a Board member:
               (i) The Optionee (or, in the event of the Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise any vested but unexercised portion of the option.

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               (ii) During such twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service.
               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that the option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.
               (iv) In no event shall the option remain exercisable after the expiration of the option’s term. Upon the expiration of the twelve (12)-month exercise period following such cessation of Board service or (if earlier) upon the expiration of the option’s term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding with respect to any and all shares in which the Optionee is not otherwise at that time vested.
          C. Automatic Restricted Stock Units.
               1. Value. On any date, an RSU granted under the Automatic Award Program (an “Automatic RSU”) shall have a value equal to the Fair Market Value of a share of Common Stock.
               2. Vesting. Subject to the other provisions of this Section:
               (i) Initial Restricted Stock Units. Any RSUs granted pursuant to an Initial Award shall vest according to the following schedule: (a) 4,165 RSUs shall vest upon the Participant’s completion of one (1) year of Board service measured from the RSU grant date, and (b) the remaining balance of 5,001 RSUs shall vest in a series of three (3) successive equal annual installments of 1,667 RSUs upon the Participant’s completion of each additional year of Board service over the three (3) year-period measured from the first anniversary of the RSU grant date.
               (ii) Annual Restricted Stock Units. Any RSUs granted pursuant to an Annual Award shall vest upon the Participant’s continuation in Board service through the day immediately preceding the date of the next Annual Stockholders Meeting following the RSU grant date.

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               (iii) Effect of Cessation of Board Service. If a Participant ceases to serve as a Board member for any reason other than due to death or Permanent Disability, then his or her Automatic RSUs which are not then vested shall never become vested or paid out and shall be immediately forfeited. If a Participant ceases to serve as a Board member by reason of death or Permanent Disability prior to the vesting of his or her Automatic RSUs, then one hundred percent (100%) of the RSUs shall immediately become vested, and subject to the terms and conditions of any deferral election made pursuant to Section II.C.4 below, payable.
               3. Form and Timing of Payment of Automatic RSUs. Except as described in Section II.C.4 below, any Automatic RSUs that vest shall be paid in whole shares of Common Stock as soon as practicable after the date of vesting.
               4. Deferral of Proceeds. The Board or its authorized designee may, in its discretion, provide a Participant with the opportunity to defer the delivery of the proceeds of any vested Automatic RSUs that would otherwise be delivered to the Participant hereunder. Any such deferral election shall be subject to such rules, conditions and procedures as shall be determined by the Board or its authorized designee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Board or its designee. If a Participant elects to defer the proceeds of any vested Automatic RSUs in accordance with this Section, payment of the deferred vested Automatic RSUs shall be made in accordance with the terms of the deferral election.
          D. Approval of Grants. Stockholder approval of the 2009 Restatement shall constitute pre-approval of each award grant made under this Automatic Award Program on or after the date of the 2009 Annual Meeting and the subsequent exercise or payment of that award in accordance with the terms and conditions of this Article Six and the award agreement evidencing such grant.
          E. Future Awards. The Automatic Award Program under this Plan supersedes and replaces the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation’s 1995 Stock Incentive Plan. That latter program terminated upon stockholder approval of the Plan at the 1999 Annual Stockholders Meeting, and no further option grants shall be made to the non-employee Board members under that program. All awards granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation’s subsequent Annual Stockholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Six, as in effect from time to time.
          F. Adjustments. The Plan Administrator, in its discretion, may change and otherwise revise the terms of awards granted under the Automatic Award Program, including, without limitation, the number of shares thereof, for awards granted on or after the date the Plan Administrator determines to make any such change or revision.

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     III. CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. The shares of Common Stock subject to each outstanding Automatic Option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each Automatic Option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          B. The shares of Common Stock subject to each outstanding Automatic Option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Automatic Option shall remain exercisable for such fully-vested shares until the expiration or sooner termination of the option’s term.
          C. All repurchase rights of the Corporation outstanding under the Automatic Award Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.
          D. Each Automatic Option that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had such option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each such outstanding Automatic Option, provided the aggregate exercise price payable for such securities shall remain the same.
          E. All vesting criteria relating to any outstanding Automatic RSUs shall be deemed satisfied and all other terms and conditions met with respect to such awards in the event of any Corporate Transaction or a Change in Control.
          F. The grant of awards under the Automatic Award Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets
     IV. REMAINING TERMS
          The remaining terms of each Non-Statutory and/or restricted stock unit granted under the Automatic Award Program shall be the same as the terms in effect for Non-Statutory Option grants made under the Discretionary Option Grant Program and restricted stock unit grants made under the Stock Issuance Program, respectively.

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ARTICLE SEVEN
MISCELLANEOUS
     I. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:
               (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.
               (ii) Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.
     II. EFFECTIVE DATE AND TERM OF THE PLAN
          The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

     III. AMENDMENT OF THE PLAN
          A. The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.
          B. The Plan was amended on August 17, 2000 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.
          C. The Plan was amended on August 9, 2001 to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.
          D. The Plan was amended on July 2, 2002 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.
          E. The Plan was amended and restated on June 12, 2003 so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.
          F. The Plan was amended and restated on July 7, 2004 to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

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          G. The Plan was amended on July 1, 2005 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.
          H. The Plan was amended on July 10, 2006 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.
          I. The Plan was amended on July 13, 2007 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25, 2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. Such amendments were approved by the stockholders at the 2007 Annual Meeting, and no awards were granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval was obtained.
          J. The Plan was amended on July 11, 2008 to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 6,600,000 shares, (ii) permit the Company to grant equity awards to the Company’s non-employee Board members under all equity programs under the Plan and (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2008 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 23, 2008, and (3) the number of shares of Common Stock subject to outstanding awards as of May 23, 2008. The stockholders will be asked to approve such amendments at the 2008 Annual Meeting, and no awards will be granted on the basis of the 6,600,000-share increase or the other amendments to the Plan until such stockholder approval is obtained.

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          K. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.
          L. The Plan was amended on March 6, 2009 to provide for a one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, under which certain outstanding options may be surrendered in exchange for a lesser number of restricted stock units (or cash payment involving exchanges of a small number of surrendered options). Pursuant to the stock option exchange program, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares.
          M. The Plan was amended on August 17, 2009 to (i) approve an amendment to the Automatic Award Program (formerly known as the Automatic Option Grant Program) so that the Plan Administrator may implement a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units, and (ii) provide that the number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. The stockholders will be asked to approve such amendments at the 2009 Annual Meeting, and no awards will be granted on the basis of the amendments to the Plan until such stockholder approval is obtained.
     IV. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

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          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.
     V. USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
     VI. NO EMPLOYMENT/SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Annual Revenue means as to any Performance Period, the Corporation’s or business unit’s net sales.
          B. Automatic Award Program shall mean the automatic award program in effect under Article Six of the Plan.
          C. Board shall mean the Corporation’s Board of Directors.
          D. Cash Position means as to any Performance Period, the Corporation’s level of cash and cash equivalents.
          E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          F. Code shall mean the Internal Revenue Code of 1986, as amended.
          G. Common Stock shall mean the Corporation’s common stock.
          H. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:
          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          I. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.
          J. Determination Date means the latest possible date that will not jeopardize the qualification of an award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
          K. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.
          L. Earnings Per Share means as to any Performance Period, the Corporation’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.
          M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.
          P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
          Q. Individual Objectives means as to an Optionee or Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Plan Administrator (in its discretion).
          R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).
          S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          T. Net Income means as to any Performance Period, the Corporation’s or a business unit’s income after taxes.
          U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          V. Operating Cash Flow means as to any Performance Period, the Corporation’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.
          W. Operating Income or Operating Profit means as to any Performance Period, the Corporation’s or a business unit’s income from operations but excluding any unusual items.
          X. Optionee shall mean any person to whom an option is granted under the Plan.
          Y. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Z. Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.
          AA. Performance Goals means the goal(s) (or combined goal(s)) determined by the Plan Administrator (in its discretion) to be applicable to an Optionee or Participant with respect to an award granted under the Plan (an “Award”). As determined by the Plan Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Operating Profit, (i) Return on Assets, (j) Return on Equity, (k) Return on Sales, and (l) Total Shareholder Return. The Performance Goals may differ from Optionee to Optionee and from award to award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Optionee or Participant. For example (but not by way of limitation), the Plan Administrator may determine that the measures for one or more Performance Goals shall be based upon the Corporation’s pro-forma results and/or results in accordance with generally accepted accounting principles.
          BB. Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.
          CC. Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.
          DD. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          EE. Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.
          FF. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

          GG. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.
          HH. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.
          II. Return on Assets means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by average net Corporation or business unit, as applicable, assets.
          JJ. Return on Equity means as to any Performance Period, the percentage equal to the Corporation’s Net Income divided by average stockholder’s equity.
          KK. Return on Sales means as to any Performance Period, the percentage equal to the Corporation’s or a business unit’s Operating Income before incentive compensation, divided by the Corporation’s or the business unit’s, as applicable, revenue.
          LL. Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.
          MM. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          NN. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.
          OO. Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.
          PP. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.
          QQ. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.
          RR. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

          SS. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          TT. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          UU. Total Shareholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
          VV. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

Appendix B
NETAPP, INC.
EMPLOYEE STOCK PURCHASE PLAN
As Amended Effective August 17, 2009
     I. PURPOSE OF THE PLAN
          This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.
          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
          Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.
          All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.
     II. ADMINISTRATION OF THE PLAN
          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
     III. STOCK SUBJECT TO PLAN
          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Thirty Million Two Hundred Thousand (30,200,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved by the shareholders at the 2008 Annual Meeting held on September 2, 2008, plus (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009.
          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.
     IV. OFFERING PERIODS
          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
          B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.
          NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.
          C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.
          D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.
     V. ELIGIBILITY
          A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.
          B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period.
     VI. PAYROLL DEDUCTIONS
          A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:
          (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

          (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.
          B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.
          C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.
          D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.
          E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.
     VII. PURCHASE RIGHTS
          A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
          B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.
          C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.
          D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.
          E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.
          F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.
          G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:
          (i) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in the offering period, and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time the Participant withdraws from the offering period, then the payroll deductions collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.
          (ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.
          H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any offering period in which he or she wishes to participate.

          I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.
          The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
          J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.
          K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
          L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
     VIII. ACCRUAL LIMITATIONS
          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
          B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
          (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.
          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.
          D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
     IX. EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.
          B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.
          C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.
          D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.
          E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.
          F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.
          G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.
          H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.
          I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

          J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.
          K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.
          L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.
          M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.
          N. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.
          O. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in May 2011, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
     X. AMENDMENT OF THE PLAN
          A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.
          B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the requirements for eligibility to participate in the Plan.
     XI. GENERAL PROVISIONS
          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
          C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A
Corporations Participating in
Employee Stock Purchase Plan
As of July 2, 2002
NetApp, Inc.

Schedule B
Additional Terms and Conditions for Employees Resident in India
Effective for Offering Periods Beginning on or after January 1, 2008
The additional terms and conditions detailed below are to be read in conjunction with the Plan. Any terms and conditions not specifically defined below will have the same meaning as defined in the Plan.
Reimbursement of Taxes. Participant agrees to reimburse or pay the Corporation (including any Corporate Affiliate employing or retaining Participant) in full for any liability that the Corporation incurs towards any fringe benefit tax (“FBT”) or other such tax paid or payable in respect of Participant’s participation in the Plan, the grant of any purchase right, or the exercise of Participant’s purchase right within the time prescribed by the Corporation. The Corporation may require security for such reimbursement of taxes as a precondition to Participant participating in the Plan, the grant of any purchase right, or the exercise of this purchase right on behalf of Participant and Participant agrees to execute any additional documents requested by the Corporation for such security or otherwise for reimbursement of such taxes to the Corporation.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.
          B. Board shall mean the Corporation’s Board of Directors.
          C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.
          D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,
          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or
          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.
          E. Code shall mean the Internal Revenue Code of 1986, as amended.
          F. Common Stock shall mean the Corporation’s common stock.
          G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

          H. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.
          I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.
          J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).
          K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          L. 1933 Act shall mean the Securities Act of 1933, as amended.
          M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.
          N. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of July 2, 2002 are listed in attached Schedule A.
          O. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.
          P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.
          Q. Purchase Date shall mean the last business day of each Purchase Interval.
          R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.
          S. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Appendix C
NETAPP, INC.
EXECUTIVE COMPENSATION PLAN
(as amended and restated August 17, 2009)
1. OVERVIEW
     1.1. Plan Objectives. The objective of the NetApp, Inc. Executive Compensation Plan (the “Plan”) is to provide a means and guidelines under which NetApp, Inc. (the “Company”) can share its success with its key executives by providing such executives with awards based on the achievement of goals relating to the performance of the Company and its subsidiaries. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.
     1.2. Effective Date. The Plan originally became effective as of April 30, 2007 and was approved by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2007 Annual Meeting of Stockholders of the Company. The Plan has been amended and restated effective as of August 17, 2009, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company.
2. DEFINITIONS
          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
     2.1. “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.
     2.2. “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
     2.3. “Base Pay” means as to any Performance Period, actual gross base salary. “Base Pay” excludes any other compensation, including but not limited to bonus or incentive payments of any sort, car allowances, relocation payments, expense reimbursements and advances, loans, payments received in lieu of benefit plan participation, club membership reimbursements and payments received from Company or government sponsored benefit plans, including but not limited to disability pay, wage replacement benefits, short-term/long-term disability payments, and workers’ compensation benefits.
     2.4. “Board” means the Board of Directors of the Company.

     2.5. “Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or (ii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; or (iii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
     2.6. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     2.7. “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.
     2.8. “Company” means NetApp, Inc., a Delaware corporation, or any successor thereto.
     2.9. “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.
     2.10. “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.
     2.11. “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

     2.12. “Employee” means an individual who is in the employ of the Company or any Affiliate and is subject to the control and direction of the employing entity as to both the work to be performed and the manner and method of performance. Persons who have been designated by the Company as independent contractors, temporary employees, consultants or advisors shall not be eligible to participate in this Plan, regardless of whether such designation is upheld in any legal or administrative proceeding.
     2.13. “Fiscal Year” means the fiscal year of the Company.
     2.14. “Maximum Award” means as to any Participant $5,000,000 in any Fiscal Year.
     2.15. “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.
     2.16. “Operating Income” or “Operating Profit” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.
     2.17. “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
     2.18. “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
     2.19. “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Operating Profit, (e) Profit After-Tax, (f) Profit Before-Tax, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
     2.20. “Performance Period” means any Fiscal Year or such other period (shorter or longer), as determined by the Committee in its sole discretion.
     2.21. “Plan” means the amended and restated NetApp, Inc. Executive Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.22. “Profit After-Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.
     2.23. “Profit Before-Tax” means as to any Performance Period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.
     2.24. “Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 65.
     2.25. “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.
     2.26. “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
     2.27. “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.
     2.28. “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.
     2.29. “Shares” means shares of the Company’s common stock.
     2.30. “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3.3.
     2.31. “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.
     2.32. “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
3. AWARDS
     3.1. Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period (provided such Participants comply with the provisions of Sections 3.1.1. through 3.1.2 below). Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.
          3.1.1. The Participant is an Employee.
          3.1.2. The Participant is employed by the Company in a position that is not eligible for participation in a Company sales, sales incentive or sales commission plan or program.
     3.2. Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.
     3.3. Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant, and each Target Award shall be set forth in writing. The Company reserves full discretion to determine the number and the amounts of Target Awards to be made under this Plan. The Company may decide to make awards based on position level or any one or more other factors, including but not limited to Participants’ performance rating, in whole or in part, or the amount of Base Pay received by a Participant.
     3.4. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to Performance Goals, (iii) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (iv) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award(s) for any Fiscal Year exceed the Maximum Award.
     3.5. Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.
     3.6. Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (i) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (ii) determine what Actual Award, if any, shall be paid in the event of a Termination of Employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a Termination of Employment for any reason following a Change of Control prior to the end of the Performance Period, and (iii) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

4. PAYMENT OF AWARDS
     4.1. Payment of Actual Awards. No special fund shall be established, and no segregation of assets shall be made, to assure payment of any Actual Awards under this Plan. Any Actual Awards paid under this Plan shall be made in cash.
     4.2. Timing of Actual Awards. Payment of each Actual Award shall be made as soon as administratively practicable, but no later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.
            It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.
     4.3. Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.
     4.4. Deductions from Actual Awards. Any Actual Award paid under this Plan is subject to the following: (i) tax withholdings, (ii) such other withholdings authorized in writing by the Plan Participant, and (iii) withholdings required by wage garnishment or other court or government orders received by the Company.
5. ADMINISTRATION
     5.1. Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
     5.2. Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees shall be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation, and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

     5.3. Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
     5.4. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.
     5.5. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6. GENERAL PROVISIONS
     6.1. No Effect on Employment. Neither this Plan, nor any term, condition or provision of this Plan is intended to create any entitlement of any employee of the Company to any award or other benefit under this Plan, or in lieu of an award or benefit under this Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.
          6.1.1. Neither this Plan, nor any term, condition or provision of this Plan is intended to terminate or change any right or obligation existing under a non-disclosure/confidential/proprietary/trade secrets information and inventions assignment agreement between any individual and the Company.
          6.1.2. Actual Awards made under this Plan are not considered for the purpose of calculating any extra benefits; any termination, severance, redundancy, or end-of-service premium payments; other bonuses or long-service awards; overtime premiums; pension or retirement benefits; or future Base Pay or any other payment to be made by the Company to a Participant or former Participant.
          6.1.3. Neither this Plan, nor any term, condition or provision of this Plan is intended to alter the at-will nature of employment with the Company. All employment with the Company is for an indefinite period of time and may be terminated by the employee or the Company at any time, with or without cause or advance notice. The at-will nature of employment with the Company can only be changed by an individualized, express written agreement signed by the President of NetApp, Inc. and by the Participant. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.
     6.2. Severability & Conformance to Applicable Law. If any one or more terms, conditions or provision of this Plan is contrary to applicable law, this Plan shall be interpreted to exclude any such term, condition or provision and the remainder of this Plan shall remain in full force and effect as if such term, condition or provision was never contained herein.
     6.3. Applicable Law. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
     6.4. Amendment, Suspension or Termination. The Board or Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.
     6.5. Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 6.4 (regarding the Board’s and Committee’s right to amend or terminate the Plan), shall remain in effect.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site COMPUTERSHARE and follow the instructions to obtain your records and to create an electronic C/O NETAPP, INC. voting instruction form. 2 LASALLE STREET, 3RD FLOOR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS CHICAGO, IL 60602 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M16687-P84213 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NETAPP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote FOR number(s) of the nominee(s) on the line below. each of the proposals. 0 0 0 Vote on Directors 1. To elect the following individuals to serve as members of the Board of the Directors for the ensuing year or until their respective successors are duly elected and qualified: For Against Abstain Nominees: 01) Daniel J. Warmenhoven 06) Mark Leslie 5. To approve an amendment and restatement of 0 0 0 02) Donald T. Valentine 07) Nicholas G. Moore the Executive Compensation Plan to provide the 03) Jeffry R. Allen 08) George T. Shaheen plan administrator with discretion to determine 04) Alan L. Earhart 09) Robert T. Wall the length of any performance period under 05) Thomas Georgens the Compensation Plan and to limit the For Against Abstain maximum award that any participant may Vote on Proposals receive pursuant to the Compensation Plan to $5,000,000 in any fiscal year. 2. To approve an amendment to the 1999 Stock 0 0 0 Option Plan to modify the number of shares of Company common stock (shares) that may be 6. To ratify the appointment of Deloitte & Touche 0 0 0 issued pursuant to awards under the Stock LLP as our independent auditors of the Company Issuance and Performance Share and for the fiscal year ending April 30, 2010. Performance Unit Programs. 3. To approve an amendment to the Automatic 0 0 0 NOTE: Such other business as may properly come Option Grant Program contained in the 1999 before the meeting or any adjournment thereof. Stock Option Plan so that a nonemployee director may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. 4. To approve an amendment to the Employee 0 0 0 Stock Purchase Plan to increase the share reserve under the Purchase Plan by an additional 6,700,000 shares of common stock. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on October 14, 2009 The Notice and Proxy Statement is available at www.proxyvote.com Only stockholders who owned stock at the close of business on the record date, August 17, 2009, may vote at the Stockholder Meeting or any adjournment or postponement of the Stockholder Meeting that may take place. You may choose to attend the Stockholder Meeting and vote in person at the meeting. The Stockholder Meeting will be held at 3:00 p.m. Pacific Time at the NetApp Corporate Headquarters, located at 495 East Java Drive in Sunnyvale, California. For directions to attend the Stockholder Meeting and to vote in person, please visit this Web site: http://investors.netapp.com/faq.cfm or call NetApp at 1-800-952-5005, select 6, then select 1 for an automated attendant. M16688-P84213 NetApp, Inc. This Proxy Is Solicited On Behalf Of The Board Of Directors. Thomas Georgens and Steven J. Gomo, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of NetApp, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on October 14, 2009, at 3:00 p.m. and at any adjournments or postponements thereof as follows. The Board of Directors recommends a vote FOR each of the proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted. PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. (Continued and to be signed on reverse side.)